                    ASSET PURCHASE AGREEMENT



                             Between



                          EDITEK, INC.



                               and



                    MEDTOX LABORATORIES, INC.







                  Dated Effective July 1, 1995


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                        TABLE OF CONTENTS

ARTICLE I      ASSET SALE. . . . . . . . . . . . . . . . . . .  1

     Section 1.1    Asset Sale . . . . . . . . . . . . . . . .  1
     Section 1.2    Affiliates . . . . . . . . . . . . . . . .  1

ARTICLE II     LIABILITIES . . . . . . . . . . . . . . . . . .  1

     Section 2.1    Assumed Liabilities. . . . . . . . . . . .  1
     Section 2.2    Retained Liabilities . . . . . . . . . . .  2
     Section 2.3    Litigation Administration. . . . . . . . .  2

ARTICLE III    CONSIDERATION PAYABLE BY PURCHASER. . . . . . .  3

     Section 3.1    Purchase Price . . . . . . . . . . . . . .  3

ARTICLE IV     CLOSING . . . . . . . . . . . . . . . . . . . .  3

     Section 4.1    Closing. . . . . . . . . . . . . . . . . .  3
     Section 4.2    Conditions to Each Party's Obligation to
                    Close. . . . . . . . . . . . . . . . . . .  4
     Section 4.3    Conditions to Obligation of Seller to
                    Close. . . . . . . . . . . . . . . . . . .  4
     Section 4.4    Conditions to Obligation of Purchaser to
                    Close. . . . . . . . . . . . . . . . . . .  5

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF PURCHASER . .  6

     Section 5.1    Corporate Organization and Good
                    Standing . . . . . . . . . . . . . . . . .  6
     Section 5.2    Authorization; Binding Agreement . . . . .  6
     Section 5.3    Certain Fees . . . . . . . . . . . . . . .  7

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF SELLER. . . .  7

     Section 6.1    Corporate Organization and Good
                    Standing . . . . . . . . . . . . . . . . .  7
     Section 6.2    Authorization; Binding Agreement . . . . .  8
     Section 6.3    Capitalization of Seller . . . . . . . . .  8
     Section 6.4    Subsidiaries; Investments. . . . . . . . .  8
     Section 6.5    Financial Statements . . . . . . . . . . .  8
     Section 6.6    Absence of Certain Changes . . . . . . . .  9
     Section 6.7    Certain Fees . . . . . . . . . . . . . . .  9
     Section 6.8    Consents and Approvals; No Violations. . .  9
     Section 6.9    Litigation . . . . . . . . . . . . . . . . 10
     Section 6.10   Certain Employment Matters . . . . . . . . 10
     Section 6.11   Employee Benefit Plans . . . . . . . . . . 11
     Section 6.12   Tax Matters. . . . . . . . . . . . . . . . 14
     Section 6.13   Assets.. . . . . . . . . . . . . . . . . . 14
     Section 6.14   Intellectual Property. . . . . . . . . . . 15
     Section 6.15   Contracts, Minutes and Other Instruments
                    and Information. . . . . . . . . . . . . . 15
     Section 6.16   Permits and Licenses . . . . . . . . . . . 15

     Section 6.17   Real Property; Environmental Matters . . . 16
     Section 6.18   Related Party Transactions . . . . . . . . 17
     Section 6.19   Customers. . . . . . . . . . . . . . . . . 17
     Section 6.20   Insurance. . . . . . . . . . . . . . . . . 17
     Section 6.21   Material Statements or Omissions . . . . . 17

ARTICLE VII    CONDUCT OF BUSINESS PENDING THE CLOSING . . . . 18

     Section 7.1    Conduct of Business by Seller Pending the
                    Closing. . . . . . . . . . . . . . . . . . 18
     Section 7.2    Enforcement. . . . . . . . . . . . . . . . 20

ARTICLE VIII   ADDITIONAL AGREEMENTS . . . . . . . . . . . . . 20

     Section 8.1    Access to Information. . . . . . . . . . . 20
     Section 8.2    Shareholders' Approval . . . . . . . . . . 20
     Section 8.3    Employees. . . . . . . . . . . . . . . . . 21
     Section 8.4    Expenses . . . . . . . . . . . . . . . . . 21
     Section 8.5    Agreement to Cooperate . . . . . . . . . . 21
     Section 8.6    Public Statements. . . . . . . . . . . . . 21
     Section 8.7    Allocation of Purchase Price . . . . . . . 22

ARTICLE IX     POST CLOSING COVENANTS. . . . . . . . . . . . . 22

     Section 9.1    Names and Marks. . . . . . . . . . . . . . 22
     Section 9.2    Trade Secrets. . . . . . . . . . . . . . . 22
     Section 9.3    Good Will and Customers. . . . . . . . . . 22
     Section 9.4    Noncompetition . . . . . . . . . . . . . . 23
     Section 9.5    Contract Rights. . . . . . . . . . . . . . 23
     Section 9.6    Title; Liens; Assignments. . . . . . . . . 23

ARTICLE X      TERMINATION, AMENDMENT AND WAIVER . . . . . . . 23

     Section 10.1   Termination. . . . . . . . . . . . . . . . 23
     Section 10.2   Effect of Termination. . . . . . . . . . . 24
     Section 10.3   Amendment. . . . . . . . . . . . . . . . . 24
     Section 10.4   Waiver . . . . . . . . . . . . . . . . . . 24

ARTICLE XI     CONFIDENTIALITY . . . . . . . . . . . . . . . . 24

     Section 11.1   Confidential Information . . . . . . . . . 24

ARTICLE XII    INDEMNIFICATION . . . . . . . . . . . . . . . . 25

     Section 12.1   Indemnification. . . . . . . . . . . . . . 25
     Section 12.2   Indemnification of Seller. . . . . . . . . 26
     Section 12.3   Other Remedies . . . . . . . . . . . . . . 27
     Section 12.4   Setoff . . . . . . . . . . . . . . . . . . 27
     Section 12.5   Knowledge of Breach. . . . . . . . . . . . 27

                                  ii

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ARTICLE XIII   GENERAL PROVISIONS. . . . . . . . . . . . . . . 28

     Section 13.1   Survival of Representations, Warranties
                    and Agreements . . . . . . . . . . . . . . 28
     Section 13.2   Notices. . . . . . . . . . . . . . . . . . 28
     Section 13.3   Miscellaneous. . . . . . . . . . . . . . . 29
     Section 13.4   Dispute Resolution . . . . . . . . . . . . 29
     Section 13.5   Counterparts . . . . . . . . . . . . . . . 30
     Section 13.6   Parties in Interest. . . . . . . . . . . . 30



Disclosure Schedules

Exhibit A -    Escrow Agreement with Henson & Efron, P.A. as
               Escrow Agent (3.1 (a))
Exhibit B -    Escrow Agreement with Petree Stockton, L.L.P as
               Escrow Agent (3.1 (b))
Exhibit C -    Form of Opinion of Petree Stockton, L.L.P. (4.3
               (b))
Exhibit D -    Form of Opinion of Henson & Efron, P. A. (4.4 (b))
Exhibit E -    Form of Noncompetition Agreements (4.4 (f))
Exhibit F-     Financial Statements of Seller (6.5)
Exhibit G -    Form of Opinion of Henson & Efron, P. A. (8.2)

                    ASSET PURCHASE AGREEMENT

     AGREEMENT, dated effective July 1, 1995 (the "Agreement"), between EDITEK, Inc., a Delaware corporation ("Purchaser") and MedTox Laboratories, Inc., a Minnesota corporation ("Seller").

     WHEREAS, Seller desires to sell to Purchaser all the assets of Seller, and Purchaser desires to purchase all the assets of Seller, pursuant to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                            ARTICLE I
                           ASSET SALE

     Section 1.1 Asset Sale. Seller agrees to sell, and Purchaser agrees to purchase, all the tangible and intangible assets (other than cash in bank accounts) owned by Seller as of the Closing Date (as hereinafter defined), including, without limitation, all accounts receivable, all inventory, equipment, contracts, leases, subleases, licenses, customer and supplier lists, business records (other than Seller's minute books and stock ledger), trade secrets, tradenames and marks and other intellectual property (collectively, the "Assets"). Schedule 1.1 hereto contains a list of all Assets of Seller on May 31, 1995. Until the Closing Date Seller shall not incur any liabilities or transfer any Assets without the prior consent of Purchaser, which shall not unreasonably be withheld, except that Seller may sell inventory and incur trade payables in the ordinary course of business consistent with its prior practices as explained to Purchaser. All assets to be sold by Seller hereunder, whether or not listed on Schedule 1.1 hereto, are hereinafter referred to as the "Assets."

     Section 1.2 Affiliates. The term "Affiliates" shall mean all of the current officers and directors of Seller.

                           ARTICLE II
                           LIABILITIES

     Section 2.1 Assumed Liabilities. In addition to payment of the purchase price payable pursuant to Section 3.1, Purchaser shall undertake and assume on the Closing Date (as hereinafter defined) to satisfy, perform or discharge, to the extent not satisfied, performed, paid or discharged prior to the Closing Date, the following liabilities and obligations of Seller (the "Assumed Liabilities") to the extent such liabilities are not retained liabilities covered by Section 2.2 hereof:

          (a) All contractual liabilities and obligations of Seller set forth on, reflected on or reserved against the unaudited balance sheet of Seller furnished pursuant to Section 6.5 below, including without limitation all trade payables, bank debt and other long term liabilities;

          (b) All contractual liabilities and obligations of Seller accruing on or after the Closing Date or the performance of which arises on or after the Closing Date under agreements, leases, contracts and commitments (i) which are disclosed to Purchaser pursuant to Section 6.15, or (ii) which are (A) entered into in the ordinary course of Seller's business (or are consented to by Purchaser) after the date hereof and prior to the Closing Date and
(B) if it is "material" (as defined in Section 6.15 hereof), it is disclosed in writing to Purchaser at or prior to the Closing Date; and

          (c) All obligations of Seller under the Change in Control and Employment Agreements set forth in Disclosure Schedule 2.1(c) ("Employee Agreements") for employees who are terminated by Seller immediately prior to the Closing, provided that no obligation of Seller is assumed by Purchaser under this Section 2.1 with respect any claim by any employee of Seller that the termination of employment with Seller constitutes a termination of employment for purposes of Section 3 of any such Employee Agreement, unless Purchaser shall fail to offer to employ such employee on terms that would not constitute a "Good Reason" as defined in the Employee Agreements.

     Section 2.2    Retained Liabilities.  Except as provided in
Section 2.1 hereof, Purchaser assumes no liabilities of Seller and Seller retains all its liabilities, including, without limitation:

          (a) all federal, state and other income, withholding, social security, workman's compensation and similar tax liabilities of Seller and any associated interest or penalties;

          (b) all liability for any lawsuits and claims asserted against Seller, disclosed pursuant to Sections 6.9 and 6.10; and

          (c) all liability for any law suits, claims or administrative actions arising out of, or related to, acts or omissions of Seller prior to the Closing, whether or not asserted prior to the Closing and whether or not disclosed to Purchaser, whether based on breach of contract, tort, fiduciary duty, strict liability or any other theory, except suits to collect contractual obligations assumed by Purchaser pursuant to Section 2.2 hereof.

     Section 2.3 Litigation Administration. The parties agree that defending suits, claims and actions may be difficult for Seller after the Closing due to the Seller ceasing to conduct an active business. Solely to facilitate defense by Seller of any minor suits, claims or actions for which Seller has retained liability hereunder, until the first anniversary of the Closing, Purchaser will, upon written request by Seller, assist Seller to defend any suit, claim or action with potential liability of less than Twenty Five Thousand ($25,000) for any single suit, claim or action, provided that all such suits, claims and actions in the aggregate do not exceed Fifty Thousand ($50,000) Dollars. Seller shall pay to Purchaser all reasonable amounts incurred by Purchaser in defense or settlement of any matter on which Seller requests assistance as provided herein. At the option of Purchaser, Purchaser may have such amounts paid to it from the Escrowed Purchase Price.


                           ARTICLE III
               CONSIDERATION PAYABLE BY PURCHASER

     Section 3.1 Purchase Price. In addition to assumption of the Assumed Liabilities, Purchaser shall pay Seller an aggregate purchase price of Twenty-Four Million ($24,000,000) Dollars for the Assets, as follows:

          (a) Upon execution hereof, $500,000 earnest money, deposited into escrow with legal counsel to Seller, as escrow agent, to be held pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A, and delivered to Seller, together with any interest or other income therefrom, upon the closing of the transactions contemplated herein;

          (b) At Closing, the sum of $500,000 to be deposited in escrow (the "Escrowed Purchase Price") with legal counsel to Purchaser to be held and delivered pursuant to the terms of the Escrow Agreement attached hereto as Exhibit B; and

          (c) At Closing, the remainder of the Purchase Price shall be paid by wire transfer to Seller's bank account in Minneapolis, Minnesota.


                           ARTICLE IV
                             CLOSING

     Section 4.1 Closing. The Closing for the transactions contemplated hereby shall be held on a date designated by Purchaser within twenty (20) business days following approval of the transactions contemplated hereby by the stockholders of the Purchaser (but no later than the Seller Termination Date if Seller exercises its termination rights under Section 10.1 hereof) or on another mutually agreeable date (the "Closing Date") at a location and time mutually agreeable to the parties.

     At the Closing, Seller shall deliver to Purchaser such bills of sale, deeds, assignments and such other instruments of conveyance as shall be effective to vest in Purchaser good and marketable title to the Assets, free and clear of all liens, claims and encumbrances, other than Permitted Liens (as defined in Section
4.4 (c)). Seller shall from and after the Closing Date, upon request of Purchaser, execute, acknowledge and deliver, or cause to be, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers or conveyances as may be reasonably required to assign, transfer, grant or convey to Purchaser, or to aid in reducing to possession of Purchaser, title to and possession of Purchaser, title to or possession of any of the Assets to be transferred pursuant to this Agreement.

     Section 4.2 Conditions to Each Party's Obligation to Close. The respective obligations of each party to close the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions:

          (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders and the Board of Directors of Seller and the Board of Directors of Purchaser and the shareholders of Purchaser shall have approved of the issuance of securities required to finance the purchase of the Assets, under applicable law and applicable listing requirements;

          (b) No preliminary or permanent injunction or other order or decree by any court which prevents the consummation of the transactions contemplated hereby shall have been issued and remains in effect (each party agreeing to use all best efforts to have any such injunction, order or decree lifted); and

          (c) All governmental consents and approvals required by law for the consummation of the transactions contemplated hereby shall have been obtained and be in effect on the Closing Date on terms and conditions that would not have a material adverse effect on the prospects of the business operated by Seller.

     Section 4.3    Conditions to Obligation of Seller to Close.
The obligation of Seller to close the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Purchaser shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing Date as if made on and as of such date or time, except as contemplated or permitted by this Agreement, and Seller shall have received a certificate of the

Chief Executive Officer and Chief Financial Officer of Purchaser to that effect;

          (b) Seller shall have received an opinion addressed to Seller from Petree Stockton, L.L.P., or other legal counsel selected by Purchaser and reasonably satisfactory to Seller, dated the Closing Date, substantially in the form set forth in Exhibit C hereto; and

          (c) Purchaser shall be ready, willing and able to pay the Purchase Price in full as contemplated by Article III hereof.

     Section 4.4 Conditions to Obligation of Purchaser to Close. The obligation of Purchaser to close the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

          (a) Seller shall have performed in all material respects its agreements contained in this Agreement required to be performed at or prior to the Closing Date, and the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing Date as if made on and as of such date or time, except as contemplated or permitted by this Agreement, and Purchaser shall have received a Certificate of the Chief Executive Officer and Chief Financial Officer of Seller to that effect;

          (b) Purchaser shall have received an opinion addressed to Purchaser from Henson & Efron, P.A., or other legal counsel selected by Seller and reasonably satisfactory to Purchaser, dated as of the Closing date, substantially in the form set forth in Exhibit D hereto;

          (c) Seller shall have executed and delivered bills of sale assignments, consents to assignment and transfer, waivers of liens and other documents of title and related documents as Purchaser shall reasonably request, in any event sufficient to convey to Purchaser good and marketable title to all the Assets free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, other than the liens, claims and encumbrances set forth on Disclosure Schedule 4.4(c) (the "Permitted Liens");

          (d) Seller and Petree Stockton, L.L.P., as Escrow Agent, shall have executed and delivered to Purchaser an Escrow Agreement substantially in the form set forth in Exhibit B hereto;

          (e) Purchaser shall be reasonably satisfied that the key employees of Seller identified on Disclosure Schedule 4.4(e) are willing to become employed by Purchaser on terms and conditions acceptable to Purchaser and as generally described on Disclosure
Schedule 4.4(e);

          (f) Seller and the key employees of Seller listed on Disclosure Schedule 4.4 (f) hereto shall have executed and delivered to Purchaser Noncompetition Agreements in substantially the form of Exhibit E hereto;

          (g) Seller and its officers, directors and key employees shall have executed and delivered to Purchaser such other certificates and other similar documents as Purchaser shall reasonably request;

          (h) Purchaser shall have raised at least Thirty Million ($30,000,000) Dollars from the sale of debt and/or equity securities from the date of this Agreement through the Closing
Date; and

          (i) No material adverse change shall have occurred in the business of Seller, the business prospects of Seller or the Assets.

                            ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     Section 5.1 Corporate Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except for such failures to be so qualified or licensed which would not have a material adverse effect on Purchaser.

     Section 5.2 Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby, have been duly authorized by Purchaser's Board of Directors, and no other corporate action or proceeding on the part of Purchaser is necessary for the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby, other than approval by the stockholders of Purchaser of the issuance of securities to finance the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3 Certain Fees. Neither Purchaser, any subsidiary of Purchaser nor any of their officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commissions in connection with the transactions contemplated herein. Purchaser agrees to indemnify and hold harmless Seller from and against any and all claims, suits, liabilities, costs and expenses, including reasonable attorneys' fees, resulting from any claims that may be made against the parties by any broker or person claiming a commission, fee or other compensation on the basis of any communication or agreement such broker may have had or entered into with Purchaser or any of its subsidiaries, officers, directors, shareholders, employees or agents.

     The representations and warranties made by Purchaser shall survive the Closing and Seller shall be entitled to rely upon such representations and warranties for a period of two years notwithstanding any due diligence investigations of Purchaser conducted by Seller or any other person or any statements made by Purchaser or any other person or entity outside this Agreement or any Disclosure Schedule, subject to Section 12.5 (a) hereof.


                           ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF SELLER

     The terms "to the knowledge of Seller" and "Seller is not aware of" and other similar terms include the knowledge and awareness of any Affiliate of Seller. If Seller has any subsidiary or parent corporations or other entities, the representations and warranties set forth herein shall apply to such entities to the same extent they apply to Seller. Seller hereby represents and warrants to Purchaser as follows:

     Section 6.1 Corporate Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of Minnesota, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by Seller or the conduct of its business requires such licensing or qualification.

     Section 6.2 Authorization; Binding Agreement. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Seller, and the consummation by Seller of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Seller and no other corporate action or proceeding on the part of Seller is necessary for the execution, delivery and performance of this Agreement and the transactions contemplated hereby, other than approval by Seller's shareholders, which shall be obtained prior to the Closing. This Agreement has been duly and validly executed and delivered by Seller and constitutes legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 6.3 Capitalization of Seller. The authorized capital stock of Seller consists of 50,000 shares of Common Stock, $1.00 par value per share. There are issued and outstanding 29,658 shares of Common Stock. There are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating Seller to issue any additional shares of the capital stock of Seller or any other securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire from Seller or any of its subsidiaries any shares of the capital stock of Seller, or any stock appreciation rights. The names of each shareholder and the number of shares owned by each are set forth on Disclosure Schedule 6.3 hereto. To Seller's knowledge, no one other than the owner disclosed herein has the right to vote any shares of capital stock of Seller, except by duly executed proxy voted at a shareholders' meeting.

     Section 6.4 Subsidiaries; Investments. Except as set forth on Disclosure Schedule 6.4, Seller does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other business. Seller has no obligations or commitments to invest any funds in any business or entity.

     Section 6.5 Financial Statements. Attached as Exhibit F hereto are true and complete copies of the audited financial statements of Seller for the two fiscal years ended December 31, 1993 and 1994 and unaudited financial statements for the five-month period ended May 31, 1995 (the "Financial Statements"). The Financial Statements (including any related notes) were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in such financial statements), and present fairly the consolidated financial position, results of operations and cash flows of Seller as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements to condensation, the absence of certain notes thereto and normal year-end audit adjustments.
The financial records of Seller are sufficient to allow the accountants of Purchaser to audit the Financial Statements of Seller for the periods covered by the Financial Statements.

     Section 6.6 Absence of Certain Changes. Since the end of the period covered by the Financial Statements (i) no material adverse changes have occurred with respect to Seller or its business or the Assets, (ii) Seller has not taken action or failed to act, nor has any event occurred or failed to occur, which action or event or failure is likely to result in a material adverse effect on the business of Seller or the Assets compared to the business and Assets reflected on the unaudited Financial Statements or on the ability of Seller to perform this Agreement and close the transactions contemplated hereby.

     Section 6.7 Certain Fees. Neither Seller nor any of its officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commissions in connection with the transactions contemplated herein. No other agent or broker or other person is entitled to any commission or finder's fee in connection with the transaction contemplated by this Agreement. Seller agrees to indemnify and hold harmless Purchaser from and against any and all claims, suits, liabilities, costs and expenses, including reasonable attorneys' fees, resulting from any claims that may be made against the parties by any broker or person claiming a commission, fee or other compensation on the basis of any communication or agreement such broker may have had or entered into with Seller, or any of its officers, directors, shareholders, employees or agents.

     Section 6.8    Consents and Approvals; No Violations.

          (a) Seller is not in violation in any material respect, of any applicable law, statute, ordinance, order, rule or regulation promulgated or judgment, decree, order, concession, grant, permit, license or other governmental authorization or approval, issued or entered by, any federal, state or local, court or governmental authority relating to or affecting the operation, conduct or ownership of the property or business of Seller.

          (b) No filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement or to enable Purchaser after the Closing Date to continue to conduct the same business conducted by Seller in a manner which is consistent with that in which it is presently conducted by Seller.

          (c) Seller has provided Purchaser with true, complete and correct copies of the Articles of Incorporation and Bylaws of Seller, both as amended to date. Neither the execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder nor the consummation by Seller of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of Seller, (ii) subject to obtaining any necessary consents, all of which shall have been obtained by Seller prior to the Closing Date unless waived by Purchaser, result in a violation or breach of, or constitute (with or without due notice or lapse of time or the happening or occurrence of any other event) a default by Seller, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate (or give rise to the creation of any lien, charge, security interest or encumbrance upon any properties or assets of Seller), under, or violate or breach, any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets may be bound or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to Seller, or any of its properties or assets, provided that if Seller is not named therein, this clause (iii) shall be to the knowledge of Seller.

     Section 6.9    Litigation.  Except as set forth on Disclosure
Schedule 6.9 hereof, there is no action, suit, set of related actions or suits concerning a common issue, complaint, arbitration, inquiry, proceeding or investigation pending or, to the knowledge of Seller, threatened against or involving Seller, or any properties or rights of Seller, before any court, arbitrator or administrative or governmental body, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Seller which would individually or in the aggregate, if adversely determined, have a material adverse effect on Seller or result in any claim, lien or other encumbrance on any of the Assets. There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened against Seller arising out of or in any way related to this Agreement, or any of the transactions contemplated hereby.

     Section 6.10 Certain Employment Matters. Except as set forth in Disclosure Schedule 6.10, there are no written employment or consulting agreements or contracts in effect between Seller with any of the employees of Seller, nor any oral contracts or understandings of employment or consultation, or any applicable law, which (i) are not terminable upon the giving of notice not to exceed ten (10) days, or (ii) provide for any severance or other payments to any employee of Seller upon termination of employment or upon any change of control of Seller or sale of the assets of

Seller. Except as set forth on Disclosure Schedule 6.10, Seller has complied with all applicable laws, rules and regulations relating to the employment of labor which could have a material adverse effect on the business, assets, condition or prospects, financial or otherwise, of Seller, including without limitation those relating to wages, hours, collective bargaining, age and sex discrimination and the payment and withholding of taxes; Seller has withheld all amounts required by law or agreement to be withheld from the wages or salaries of employees of Seller and made all required withholding payments to the appropriate government agency within the required periods; and Seller has no unaccrued liability for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing with respect to employees of Seller. Except as set forth in Disclosure Schedule 6. 10, there are no controversies pending, threatened or reasonably anticipated between Seller and any employee or former employee of Seller. None of the employees of Seller are represented by a labor union, and no petition has been filed or proceeding instituted of which Seller has notice by any employee or group of employees with any labor relations boards seeking recognition of a bargaining representative. There is no material dispute or controversy with any union or other organization representing employees, and no arbitration proceeding is pending or threatened involving such a dispute or controversy.

     Section 6.11 Employee Benefit Plans. (a) The following terms shall have the meanings set forth below:

     (i) "Benefit Plan" means each plan, program or agreement, other than an ERISA Plan, providing deferred compensation, insurance, bonuses or other incentive compensation which is established or maintained by Seller.

     (ii) "Code" means the Internal Revenue Code of 1986, as amended.

     (iii)"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (iv) "ERISA Plan" means any Pension Plan and any Welfare Plan.

     (v)  "IRS" means the Internal Revenue Service.

     (vi) "PBGC" means the Pension Benefit Guaranty Corporation.

     (vii)"Pension Plan" means any employee pension benefit plan as defined in ERISA Section 3(2) which is established or maintained by Seller.

     (viii)"Plan" means any Benefit Plan, Pension Plan, Welfare
Plan and any ERISA Plan.

     (ix) "Welfare Plan" means any employee welfare benefit plan as defined in ERISA Section 3(1) which is established or maintained by Seller or any Subsidiary of Seller.

     (b) Disclosure Schedule 6.11 (b) lists all Plans established, maintained or contributed to by Seller during the six-year period preceding the date of this Agreement. Each such Plan is correctly labeled on Disclosure Schedule 6.11 (b) as a Benefit Plan, Pension Plan or Welfare Plan. No Pension Plan is a multiemployer plan within the meaning of ERISA Section 3(37). Seller has previously provided to Purchaser true and complete copies of all Plans together with (i) the three most recent actuarial and financial reports prepared with respect to each ERISA Plan, (ii) the three most recent annual reports filed with any government agency for each ERISA Plan, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to each ERISA Plan. Seller has no commitment to create any additional plan, program, agreement, contract or arrangement that would constitute a Plan or to amend any Plan so as to increase benefits thereunder.

          (c) Seller has fully complied in all material respects with all provisions of ERISA and any and all other laws, rules, and regulations applicable to the Plans. All reports and descriptions required by ERISA with respect to the ERISA Plans have been timely filed and distributed and all notices required by ERISA, the Code, or any state or federal law or any ruling or regulation of any state or federal administrative agency with respect to the Plans have been appropriately given.

          (d) A favorable determination letter has been issued by the IRS with respect to each Pension Plan that is intended to be qualified under Code Section 401 to the effect that such Pension Plan is qualified under Code Section 401 and that the trust associated with such Pension Plan is exempt from tax under Code
Section 501. No such letter has been revoked or threatened to be revoked and Seller knows of grounds on which such revocation may be based. Seller has no material liability under any such plan that is not reflected on the Financial Statements of Seller. Each such Plan is and has been administered in accordance with its provisions and applicable law.

          (e) All contributions required to be made by Seller on or prior to the date of this Agreement under the terms of any Plan have been timely made.

          (f) Seller has not incurred any material liability to the PBGC or the IRS with respect to any Pension Plan except liabilities to the PBGC pursuant to ERISA Section 4007, all of which have been fully paid. No "reportable event" (within the meaning of ERISA Section 4043(b)) with respect to which notice must be provided to the PBGC has occurred during the twelve-month period preceding the date hereof or is continuing with respect to any Pension Plan, and there exists no condition or set of circumstances presenting a material risk of the termination or partial termination of any Pension Plan which could result in a material liability on the part of Seller to the PBGC.

          (g) No "prohibited transaction" (within the meaning of ERISA Section 406 or Code Section 4975 which is not exempt under ERISA Section 408, Code Section 4975 or an administrative exemption) has occurred with respect to any Plan (i) which would result in the imposition, directly or indirectly, of an excise tax under Code Section 4975, or (ii) the correction of which would have an adverse effect on the financial condition, results of operations or business of the Seller.

          (h) The present value of all benefits, whether or not vested, under each Pension Plan did not exceed as of the most recent actuarial valuation date, and will not exceed as of the Effective Date, the then current fair market value of the assets of such plan. For purposes of determining the present value of benefits under any Pension Plan, the actuarial assumptions and methods used under such Pension Plan for the most recent actuarial valuation shall be used, other than any assumptions relating to employee turnover (as to which it shall be assumed there will be none). No Pension Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Code Section 412 or ERISA Section 302. Seller has not provided, nor is it required to provide, security to any Pension Plan pursuant to Code Section 401(a)(29).

          (i) Neither Seller nor any administrator or fiduciary of any of such Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject Seller to any direct or indirect liability for a breach of any fiduciary, co-fiduciary, or other duty under ERISA, which individually or in the aggregate could result in liability to Seller. No oral or written representation or communication by Seller with respect to any aspect of the Benefit Plans has been or will be made to employees of Seller prior to the Closing which is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim.

          (j) Each Welfare Plan providing health benefits, and any plan providing health benefits that is maintained by an entity which is a member of a group described in Code Section 414(b),(c),
(m) or (o) that includes the Seller, has been maintained in form and in operation in compliance with the continuation coverage requirements of Code Section 4980B, the corresponding provisions of ERISA and any applicable state laws or regulations.

          (k) Except as set forth on Disclosure Schedule 6.11 (k), Seller is not obligated to provide any post-retirement welfare benefits to its employees, including post-retirement health or life insurance coverage.

          (l) No liability under Subtitle C or D of Title IV of ERISA has been, or is expected to be, incurred by the Seller with respect to any ongoing, frozen or terminated "single-employer plan" (within the meaning of ERISA Section 4001(a)(15)) currently or formerly maintained by the Seller.

     Section 6.12 Tax Matters. Seller and each of its subsidiaries, if applicable, has filed all federal, state and other tax returns and reports required to be filed for all periods on or before the due dates (as extended by any valid extensions of time) and has paid all taxes shown to be due by said returns. Such returns reflect all taxes due and payable with respect to the periods covered thereby and there are no liabilities, claims, interest or penalties pending, assessed, asserted or threatened against Seller or any of its subsidiaries in connection with any such taxes and no basis therefor. The reserves for taxes (federal, state and local) reflected in Seller's Financial Statements are adequate to cover any and all taxes, including deferred taxes, and any interest and penalties in connection therewith which may be assessed with respect to the property, business and operations of Seller or any of its subsidiaries up to the date of Seller's Financial Statements and all prior periods. Seller has fully complied with all withholding, social security and other similar tax laws. Neither Seller nor any of its subsidiaries has given or been requested to give waivers of any statutes of limitations relating to the payment of taxes for any taxable period. No fact exists which could constitute grounds for assessment of any tax liability or lien against Purchaser or any of the Assets on account of any tax liability of Seller.

     Section 6.13 Assets. Seller has good title to all the Assets to be sold to Purchaser hereunder free and clear of any claim, lien or encumbrance of any third person or entity of any nature whatsoever other than the Permitted Liens. All of the equipment comprising the Assets is in good operating condition, reasonable wear and tear excepted, and the use and operation of all the Assets in the business of Seller comply in all material respects to all applicable rules and other regulations of any regulatory body having jurisdiction and all applicable building, zoning and other laws, ordinances, regulations, permits, licenses and certificates, and Seller has not received any notice of non-compliance therewith (except for any non-compliance that has been cured).

     Section 6.14 Intellectual Property. Seller has good title to all the patents, trademarks, trade names, service marks, copyrights, trade secrets and other intellectual property set forth in Disclosure Schedule 6.14 ("Seller Intellectual Property"), free and clear of all liens, charges or encumbrances of any nature whatsoever, except for Permitted Liens. Seller has not granted any person or entity any license or other rights to the Seller Intellectual Property. Seller is not aware of any basis for any claim by any other person or entity that Seller is infringing upon any patent, trademark, trade name, copyright, publication right or other intellectual property right of any other person or entity.
No infringement claim has been asserted by any other person against Seller. Seller has no liability for, nor has Seller given any indemnification for, patent, trademark or copyright infringement as to any equipment, materials, services, products or supplies manufactured, produced, used or sold by Seller. No rights of Seller under any agreement regarding ownership, protection or confidentiality of any trade secret or other intellectual property of Seller have been waived by Seller. Seller has taken all reasonable measures to protect its trade secrets, such trade secrets have not been disclosed to others except pursuant to reasonable confidentiality agreements and Seller has no reason to believe any confidentiality agreement involving its trade secrets has been breached.

     Section 6.15 Contracts, Minutes and Other Instruments and Information. Disclosure Schedule 6.15 lists all material contracts and agreements. For purposes of this Agreement, the phrase "material contracts and agreements" shall mean all leases for real and personal property and all contracts, agreements and license to which Seller is a party or by which Seller is bound (i) which have a term longer than six months or (ii) which involve payment of consideration in excess of $25,000 (including all similar agreements which in the aggregate exceed $25,000). Seller has made available to Purchaser true, correct and complete copies of all such material contracts. Except as set forth on Disclosure
Schedule 6.15, all such material contracts and agreements are assignable to Purchaser without the consent of the other parties thereto. Seller is in compliance in all material aspects with all such material contracts and agreements, and to the knowledge of Seller, no other party is in breach thereof and no other party is incapable of performing, or unwilling to perform, their obligations thereunder. True, correct and complete copies of all minutes and/or consents of all actions taken by the shareholders and Board of Directors of Seller and all committees of the Board, all of which are contained in the minute books of Seller or in other records of Seller made available to Purchaser.

     Section 6.16 Permits and Licenses. Seller has acquired and currently holds all permits, licenses, franchises, authorizations, approvals and other certificates of authority (the "Licenses") as are required for Seller to conduct its business, and copies of all such documents have been provided to Purchaser. Except as disclosed on Disclosure Schedule 6.16, Seller is in material compliance with all the terms thereof, the Licenses are transferable and are being transferred to Purchaser with the Assets and Seller is not aware of any reason which any such License could not be renewed on terms at least as advantageous to Purchaser as the current License held by Seller. Seller is not aware of any change in any law, rule or regulation, whether or not yet effective, which is likely to require Purchaser to obtain in the future any additional License to conduct the business currently conducted by Seller. Seller has been certified by the Substance Abuse and Mental Health Services Administration ("SAMSHA") and the organizations and agencies listed on Disclosure Schedule 6.16 hereto, which certifications are in good standing and will be in good standing as of the Closing Date. Pursuant to such certifications, Seller has designated the persons listed on Disclosure Schedule 6.16 to be the responsible parties where responsible parties are required for such certifications. Seller has made available to Purchaser all material correspondence and other documents relating to such certifying organizations.

     Section 6.17 Real Property; Environmental Matters. Seller does not own any real property and is not a party to any agreement to acquire ownership of any real property or any interests in real property, and does not occupy or otherwise use any real property, other than real property subject to lease(s) to which Seller is a party and are being assigned to Purchaser as part of the Seller Assets, copies of which have been provided to Purchaser. Seller has not (either with or without negligence) caused or permitted the escape, disposal or release in violation of applicable law of any biologically active or other hazardous substances, or materials causing harm in or on any real property occupied or utilized by Seller in conducting its business (the "Premises"). Seller has not allowed the storage or use of such substances or materials in any manner not sanctioned by law or by commercially reasonable standards in the industry for the storage and use of such substances or materials. Seller has not allowed to be brought onto the Premises any such materials or substances except to use in the ordinary course of Seller's business. During the use and occupancy of the Premises by Seller, Seller has kept and maintained the Premises so as to be in material compliance with all then existing statutes, laws, rules, ordinances, orders, permits and regulations of all governmental and regulatory authorities, agencies and bodies pertaining to environmental matters, or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive or hazardous wastes or materials. Seller is not aware of any hazardous waste, toxic material, asbestos or other environmental or health problem associated with the Premises, whether or not caused by Seller or any other person or entity, and whether or not pre-dating Seller's occupancy of the Premises.

     Section 6.18 Related Party Transactions. Set forth on Disclosure Schedule 6.18 hereto, is a true and complete list of all transactions between the Seller and any Interested Party (i) which have been agreed to in the immediately preceding twelve months, or
(ii) which all or any part have been performed in the immediately preceding twelve months or (iii) which all or any part are to be performed in the future. True, complete and accurate copies of all documents relating to the transactions so disclosed have been provided to Purchaser. "Interested Party" shall mean: (i) any director, officer or employee of Seller; (ii) any current nominee for election as a director or officer of Seller; (iii) any security holder of Seller owning (including options, warrants or other rights to acquire) more than five (5%) percent of any class of Seller's securities; (iv) any member of the immediate family of any of the foregoing persons; and (v) any entity in which any person described in any of the preceding clauses of this sentence is an officer, director, partner, nominee, or ten (10%) percent owner.

     Section 6.19   Customers.     All customers of Seller, who in
any of the three preceding fiscal years of Seller was responsible for more than two (2%) percent of the gross revenues of Seller, are listed on Disclosure Schedule 6.19, together with the volume of business each such year. No such customer has notified Seller of its intention to reduce or terminate its business with Seller or demanded to change the terms (including price) of its business, and Seller is not otherwise aware of any reason any such customer would decide to terminate or reduce its business with Seller.

     Section 6.20 Insurance. Disclosure Schedule 6.20 hereto contains a list of all insurance policies maintained by Seller, true, complete and correct copies of which have been provided to Purchaser. Copies of all claims and correspondence with any insurer during the past three years have been provided to Purchaser. Seller has paid all premiums due under all such policies and no circumstances exist which could justify any insurer denying the coverage stated in such policies.

     Section 6.21 Material Statements or Omissions. Seller has fully described to Purchaser all facts that are material to understanding the business of Seller, has not misstated any facts material to understanding the business of Seller and has not omitted any fact which is necessary to understand the facts that have been disclosed, or which is necessary to avoid having any of the facts disclosed be misleading in any respect.

     The representation and warranties made by Seller shall survive the Closing and Purchaser shall be entitled to rely upon such representations and warranties for a period of two years notwithstanding any due diligence investigations of Seller conducted by Purchaser or any other person or any statements made by Seller or any other person or entity outside this Agreement or any Disclosure Schedule, subject to Section 12.5 (a) hereof.

                           ARTICLE VII
             CONDUCT OF BUSINESS PENDING THE CLOSING


     Section 7.1 Conduct of Business by Seller Pending the Closing. Except as otherwise expressly contemplated hereby, after the date hereof and prior to the Closing or earlier termination of this Agreement, unless Purchaser shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement, Seller shall:

          (a) conduct its business only in the ordinary and usual course of business and consistent with past practice as previously disclosed to Purchaser;

          (b) use its best efforts to: preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, employees and others having business relationships with Seller;

          (c) confer on a regular and frequent basis with one or more representatives of Purchaser to discuss operational matters of materiality and the general status of ongoing operations of Seller, provided that Seller need not follow any course of action requested by Purchaser;

          (d) promptly notify Purchaser of any significant changes in the business, properties, assets, condition (financial or other) or results of operations of Seller;

          (e) not directly or indirectly, (i) sell, lease, encumber or otherwise transfer any Assets or stock of Seller, (including, any merger, consolidation or similar transactions) other than sales of nonmaterial amounts of inventory in the ordinary course of business ("Prohibited Transactions"), (ii) enter into or negotiate any agreement with respect to any Prohibited Transaction, (iii) submit to any other person or entity any offer or proposal for, or provide any information useful for, or relating to, any Prohibited Transaction, (iv) solicit or encourage any offer from any third party for any Prohibited Transaction, (v) otherwise participate in discussions or take any other action that is designed to promote any Prohibited Transaction or (vi) take any other action that is inconsistent with a good faith attempt to fulfill the purposes of this Agreement;

          (f) not enter into any material contract, agreement or lease;

          (g) not increase the salary or other compensation of any employee of Seller or enter into or amend any employment, noncompetition, severance, bonus, special pay arrangement with respect to termination of employment or other similar arrangements or agreements other than pursuant to normal annual reviews consistent with past practice of Seller as previously disclosed to Purchaser;

          (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree of Seller, except (i) as required to comply with changes in applicable law occurring after the date hereof and (ii) with respect to all plans other than in the ordinary course of business and consistent with past practice as previously disclosed to Purchaser;

          (i) maintain and pay premiums for all insurance policies in effect on the date of this Agreement until the Closing and at the option of the Purchaser for a period of thirty (30) days following the Closing, provided Purchaser pays all post-closing premiums.

          (j) use reasonable efforts to obtain any consent or approval required to assign any of the contracts and agreements being assigned to Purchaser hereunder;

          (k) not take any action that a reasonable person would have reason to believe may harm the good will or reputation of the business purchased from Seller by Purchaser or relationship with customers, suppliers or employees of Seller;

          (l) take all reasonable actions requested by Purchaser, but not including the expenditure of any money, to extend the term of any contract or agreement being assigned to Purchaser hereunder;

          (m) not disclose any of its trade secrets to others, except in the ordinary course of its business, consistent with past practice as previously disclosed to Seller, and shall cooperate with Purchaser to protect against further use of such trade secrets by others;

          (n) maintain normal levels of inventory and conduct normal levels of equipment maintenance consistent with past practice as previously disclosed to Purchaser;

          (o) not accelerate collection of account receivables faster than past practice as previously disclosed to Purchaser;

          (p) pay all trade payables, employment withholding, social security, workmen's compensation, sales and other taxes, pension plan, 401 (k), health and other contributions, and other obligations as and when due consistent with past practice as previously disclosed to Purchaser; and

          (q) not agree orally or in writing, or otherwise, to take any of the foregoing actions or any other action which would make any representation or warranty contained in Article VI untrue or incorrect in any material respect as of the time of the Closing.

     Section 7.2 Enforcement. Purchaser shall be entitled to obtain an injunction or other restraining order requiring compliance with this Article VII. In the event Seller or any of its Affiliates shall engage in any activity prohibited by Section
7.1 (e) hereof, if Seller consummates a sale with the person or entity involved in such activity, Seller shall pay Purchaser the sum of Eight Hundred Fifty Thousand ($850,000) Dollars as a break-up fee in addition to expense reimbursement pursuant to Section 8.4 hereof.


                          ARTICLE VIII
                      ADDITIONAL AGREEMENTS

          Section 8.1 Access to Information. (a) Seller shall afford to Purchaser and its accountants, counsel, investment bankers, potential investors and other representatives reasonable access during normal business hours and upon reasonable notice throughout the period prior to the Closing to all properties, books, contracts, commitments and records related to the business of Seller or the Assets and all other information concerning the businesses, properties and personnel of Seller as Purchaser may reasonably request. Seller shall promptly advise Purchaser in writing of any change or occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, a material adverse affect on Seller.

     Section 8.2 Shareholders' Approval. Seller in accordance with applicable law, shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its respective Board of Directors and shareholders. Purchaser shall not be required to solicit proxies from its shareholders until this Agreement and the transactions contemplated hereby have been approved by the Board of Directors and the shareholders of Seller. If both such approvals are not obtained, or if an opinion of Seller's legal counsel with respect to such approvals in substantially the form attached as Exhibit G hereto is not delivered to Purchaser within twenty (20) days after the date of this Agreement, the date of the Seller Termination Date pursuant to
Section 10.1(b) and the time afforded Purchaser to raise funds as provided in Section 10.1(d) shall be extended by the amount of the delay in obtaining such approvals or delivering such opinion. Purchaser shall use its best efforts to submit its preliminary proxy materials to the Securities and Exchange Commission within thirty (30) days after this Agreement is executed and delivered by Seller and Purchaser, but notwithstanding the foregoing, Purchaser shall not be required to file such proxy materials until fifteen
(15) days after the earlier of the (i) Purchaser's receipt of notice that Seller's shareholders have approved the transactions contemplated hereby or (ii) Purchaser's receipt of an opinion from Seller's legal counsel in the form specified above.

     Section 8.3 Employees. Seller agrees to take efforts reasonably requested by Purchaser to encourage Seller's employees to accept employment with Purchaser. Purchaser has no obligation to hire any employee of Seller, provided, that if Purchaser shall hire any of Seller's employees, Purchaser shall assume any and all obligations of Seller accruing after the Closing Date under any employment agreement between Seller and such employee if such agreement has been disclosed and provided to Seller prior to the date of this Agreement. Purchaser covenants that if the transactions contemplated hereby are not consummated for any reason, it will not, for a period of one year from the date of this Agreement, solicit the employment of any employee of Seller.

     Section 8.4    Expenses.   All costs and expenses incurred in
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that if either party breaches this Agreement causing the Closing not to be held the breaching party shall pay the expenses of the nonbreaching party, including any expenses of Purchaser associated with fundraising, provided that any recovery by Purchaser for fundraising expenses shall not exceed One Hundred Fifty Thousand ($150,000) Dollars.

     Section 8.5 Agreement to Cooperate. Subject to the terms and conditions herein provided, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     Section 8.6 Public Statements. Purchaser shall have the right to issue a press release immediately following execution and delivery of this Agreement and/or file a Report on Form 8-K with the Securities and Exchange Commission, which press release and report may disclose this Agreement and the transactions contemplated hereby. Purchaser shall also have the right to make disclosures in accordance with proxy solicitation and other securities rules and regulations. Seller and its legal counsel shall have the right to review and comment upon such statements before they are released provided such comments shall not unreasonably be delayed. Seller and Purchaser shall consult with each other prior to issuing any other public announcement or statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law or any listing agreement with the American Stock

Exchange or other national securities exchange, in which case prior oral or written notice shall be sent to Seller. No public statement by either party shall be made for the purpose of harming the business of the other party.

     Section 8.7 Allocation of Purchase Price. The purchase price shall be allocated among the Assets in accordance with
Schedule 8.7 attached hereto, subject to adjustment as shall be appropriate to reflect changes in the Assets between the date hereof and the Closing Date.

                           ARTICLE IX
                     POST CLOSING COVENANTS

     Section 9.1 Names and Marks. From and after the Closing Date neither Seller nor any of its Affiliates shall use the names or marks sold to Purchaser nor any name or mark similar to any name or mark sold to Purchaser. Within ten (10) days after the Closing Date, Seller shall have amended its corporate charter to change its corporate name. All rights to use names and marks shall be assigned to Purchaser and on the Closing Date, or at any time after the Closing Date, Seller shall execute such documents as are requested by Purchaser to allow Purchaser to use such names and marks. Where any name or mark is registered or otherwise protected, Seller shall so inform Purchaser and facilitate transfer of such registration or other protection to Purchaser.

     Section 9.2 Trade Secrets. From and after the Closing Date, neither Seller nor any of its Affiliates shall use or disclose, whether orally or in writing, the trade secrets or other intellectual property sold to Purchaser. Seller has delivered to Purchaser a list of all the trade secrets of Seller, any license of, and copies of, such trade secrets and on or prior to the Closing Date Seller shall deliver to Purchaser the information required to enable Purchaser to utilize such trade secrets. All copies of such information in whatever form not delivered to Purchaser shall be destroyed. From and after the date hereof, Seller (i) shall not disclose such trade secrets to others, whether orally or in writing, and (ii) shall cooperate with Purchaser to protect against future use of such trade secrets by others.

     Section 9.3 Good Will and Customers. As Purchaser is paying for the goods of Seller as a going concern, from and after the date hereof neither Seller nor any of its Affiliates shall take any action that a reasonable person would have reason to believe may harm the good will or reputation of the business purchased from Seller by Purchaser or relationships with customers, suppliers or employees of Seller. For a period of sixty (60) days after the Closing Date, Seller and the Affiliates of Seller shall, without additional compensation, assist Purchaser to encourage the customers of Seller to become customers of Purchaser.

     Section 9.4 Noncompetition. For a period of two (2) years following the Closing, Seller shall not directly or indirectly engage in the business conducted by Seller prior to the Closing, nor any other similar business at any location in the United States or at any location outside the United States if such business solicits customers located in the United States.

     Section 9.5 Contract Rights. To the extent that any of the Assets include contracts, licenses, sublicenses, leases or other agreements ("Contract Rights") that require the consent or approval of any other parties thereto, Seller and its Affiliates shall arrange for the consent or approval of the assignment of all such Contract Rights to Purchaser in form and substance acceptable to Purchaser, unless Purchaser executes a waiver of this requirement.

     Section 9.6 Title; Liens; Assignments. After the Closing Seller shall execute and deliver any and all documents reasonably requested by Purchaser to evidence transfer of title to the Assets to Purchaser and to remove any liens. Seller shall also assist Purchaser to obtain consents from any person whose consent is required to assign any contract, license or other agreement assigned by Seller to Purchaser, unless Purchaser executes a waiver of this requirement.

                            ARTICLE X
                TERMINATION, AMENDMENT AND WAIVER

     Section 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

          (a)  by mutual consent of Seller and Purchaser; or

          (b) by Seller, if Purchaser shall have breached any of its material obligations under this Agreement, if any material representation or warranty of Purchaser shall have been untrue when made or shall have subsequently become untrue as of any date prior to the Closing or if the Closing shall not have been consummated on or before one hundred twenty days (120) after the date of this Agreement (the "Seller Termination Date") through no fault of either Seller or any of its Affiliates; or

          (c) by Purchaser, if Seller shall have breached any of its material obligations under this Agreement, any material representation or warranty of Seller shall have been untrue when made or shall have subsequently become untrue as of any date prior to the Closing or if the Closing shall not have been consummated on or before one hundred twenty days after the date of this Agreement (the "Purchaser Termination Date") without breach of this Agreement by Purchaser; or

          (d)  by Seller or Purchaser, if within one hundred twenty
(120) days following the date of this Agreement Purchaser, or the investment bankers or other agents of Purchaser on behalf of Purchaser, do not have in its possession an amount of cash equal to the full Purchase Price, provided that in the event the proxy materials for the stockholders meeting of Purchaser to be called to approve the transactions contemplated hereby are not approved by the Securities and Exchange Commission within thirty (30) days after the filing of preliminary proxy materials with the Commission, the Seller Termination Date pursuant to Section 10.1(b) hereof and such 120-day period shall automatically be extended by the number of days delay in obtaining approval from the Commission. Purchaser agrees to seek to move expeditiously in obtaining approval of the proxy materials.

     Section 10.2 Effect of Termination. In the event of termination of this Agreement, as provided in Section 10.1, this Agreement shall forthwith become void, and there shall be no obligation hereunder on the part of any party, except pursuant to Sections 7.2, 8.4, 11.1 and 13.4 hereof and the Escrow Agreement in the form of Exhibit A hereto. Nothing in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

     Section 10.3 Amendment. This Agreement may be amended by the parties hereto at any time but only by an instrument in writing signed by each of the parties hereto.

     Section 10.4 Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that waiver of compliance with any agreements or conditions herein shall not limit the parties' obligations to comply with all other agreements or conditions herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                           ARTICLE XI
                         CONFIDENTIALITY

     Section 11.1   Confidential Information.     The parties agree
that in the event the transactions contemplated by this Agreement are not consummated, all information of one another (i) shall be treated in accordance with the existing nondisclosure agreements executed by the parties prior to this Agreement and (ii) all recorded evidence thereof shall be delivered to Seller together with a certificate to the effect that no copies thereof remain in possession of Purchaser or Purchaser's agents, affiliates, counsel or auditors except to the extent required by any party to document a justifiable termination of this Agreement, breach by the other party of this Agreement or to assert any legal right or to defend against the assertion of any legal right. The obligations of the parties under this Article XI shall survive the termination of this Agreement.

                           ARTICLE XII
                         INDEMNIFICATION

          Section 12.1 Indemnification. (a) From and after the Closing, Seller will indemnify and hold Purchaser and its subsidiaries, divisions, affiliates, officers, directors, agents and employees (the "Purchaser Parties") harmless from and against any damage, loss, liability or expense, including reasonable attorneys' fees and court costs (collectively, "Indemnifiable Damages") incurred as a result of, or in connection with, any untruth, inaccuracy, violation or breach of any representations, warranties, or covenants of Seller set forth in this Agreement. Purchaser shall have the right to defend or compromise any claim, proceeding or other action by any third party in its sole discretion. Prior to settling any claim, Purchaser shall consult with Seller. Purchaser need not follow any course of action suggested by Seller, unless Seller deposits into escrow with legal counsel for Purchaser under the terms of the escrow agreement to which such legal counsel, Seller and Purchaser are parties, the amount of potential liability and estimated defense expenses associated with the claim, in which case Purchaser shall follow the reasonable suggestions of Seller with respect to settlement of claims. Seller shall not be required to make such deposits until Excess Claims (as defined in Section 12.1 (e) hereof) exist.

     (b) Purchaser hereby agrees not to make any claim for indemnity hereunder except in good faith and for reasonable cause. Purchaser will give Seller notice of each time that Purchaser becomes aware of any fact or circumstance which may give rise to an obligation of the Seller to indemnify any Purchaser Parties under this Section, which notice shall be accompanied by a copy of any claim made which may result in such indemnification obligation. Notice shall be given as promptly as possible, but in no event more than thirty (30) days after Purchaser becomes aware of the facts or circumstances giving rise to the potential indemnification obligation. Failure to provide timely notice as required by this Paragraph (b) shall not relieve Seller of its indemnification obligations hereunder, unless such notice is not provided within one hundred twenty (120) days after Purchaser becomes aware of the facts or circumstances giving rise to the potential indemnification obligation.

     (c) Except with respect to any matter (i) which results from the fraud or willful misconduct of Seller or any of its Affiliates, or (ii) which involves the reporting, payment or liability for federal, state, local and foreign taxes, or (iii) which involves the title of Seller to the Assets, including any lien, encumbrance or other claim against the Assets, Seller will have no obligation to indemnify Purchaser hereunder, unless written notice of claim is received by Seller no later than the first anniversary of the Closing. With respect to claims for indemnification involving the matters which survive the first anniversary of the Closing described in subclauses (i), (ii) and (iii) of this Section 12.1(c), no claim may be made later than the running of all applicable statutes of limitation, after giving effect to any tolling or waiver of any time periods or statutes of limitation granted by Seller or any third party, if any.

     (d) Any recovery by Purchaser for Indemnifiable Damages shall be limited as follows: (i) Purchaser shall not be entitled to recover any Indemnifiable Damages under this Article XII until the aggregate amount of Purchaser's Indemnifiable Damages shall exceed Fifty Thousand ($50,000) Dollars in the aggregate (the "Deductible"), except that Purchaser shall be entitled to recover Indemnifiable Damages for any claim that exceeds Twenty Five Thousand ($25,000) Dollars notwithstanding that aggregate claims do not exceed the Deductible; and (ii) in no event shall Seller be liable for indemnification for an amount greater than the Purchase Price.

     (e) Purchaser shall be entitled to recover any Indemnifiable Damages from funds other than the funds held by the Escrow Agent only if Excess Claims exist. "Excess Claims" shall be deemed to exist if the aggregate unpaid claims of Purchaser for Indemnifiable Damages (including Purchaser's estimate of the cost of defense of any claim), that have not been resolved against Purchaser pursuant to arbitration hereunder, exceed the amount then held by the escrow agent for the purpose of compensating Purchaser for Indemnifiable Damages.

     Section 12.2 Indemnification of Seller. (a) From and after the Closing, Purchaser will indemnify and hold Seller and its subsidiaries, officers, directors, shareholders, agents and employees (the "Seller Parties") harmless from and against any Indemnifiable Damages incurred as a result of, or in connection with, any untruth, inaccuracy, violation or breach of any representations, warranties or covenants of Purchaser set forth in this Agreement or out of the failure of Purchaser to pay, discharge or perform any liability or obligation assumed by Purchaser hereunder.

          (b) Seller hereby agrees not to make any claim for indemnity hereunder except in good faith and for reasonable cause. Seller will give Purchaser notice of each time that Seller becomes aware of any fact or circumstance which may give rise to an obligation of the Purchaser to indemnify any Seller Parties under this Section, which notice shall be accompanied by a copy of any claim made which may result in such indemnification obligation.

Notice shall be given as promptly as possible but in no event more than thirty (30) days after Seller becomes aware of the facts or circumstances giving rise to the potential indemnification obligation. Failure to provide timely notice as required by this Paragraph (b) shall not relieve Purchaser of its indemnification obligations hereunder, unless such notice is not provided within one hundred twenty (120) days after Seller becomes aware of the facts or circumstances giving rise to the potential indemnification obligation.

          (c) Purchaser shall have no liability for any claim, unless Seller has complied with the notice provisions of Section
12.2 (b) prior to the first anniversary of the Closing Date. The liability of Purchaser for indemnity hereunder shall be limited to the actual direct damages suffered as a result of the untruth, inaccuracy, violation or breach by Purchaser. Seller shall not be entitled to recover any Indemnifiable Damages under this Article XII until the aggregate amount of Seller's Indemnifiable Damages shall exceed Fifty Thousand ($50,000) Dollars in the aggregate (the "Deductible"), except that Seller shall be entitled to recover Indemnifiable Damages for any claim that exceeds Twenty Five Thousand ($25,000) Dollars notwithstanding that aggregate claims do not exceed the Deductible. Notwithstanding the foregoing, in the case of any breach by Purchaser of its obligations to pay Assumed Liabilities (as defined in Section 2.1 hereof), the Deductible and the one-year notice of claim requirement contained in this Section
12.2 (c) shall not apply to any claim for Indemnifiable Damages made by Seller.

          Section 12.3 Other Remedies. The remedies provided for in this Article XII and the Escrow Agreement shall be in addition to and not in lieu of any other remedies available to Purchaser under this Agreement or otherwise. Seller acknowledges that the amount Purchaser is entitled to claim as Indemnifiable Damages is not limited by the amount of the Escrowed Purchase Price. All claims of Purchaser or Seller under this Article XII shall be deemed to be a "claim" for purposes of the Minnesota Uniform Fraudulent Transfer Act. Minn St. Section 513.41 (3).

          Section 12.4 Setoff. Purchaser may withhold payment of any obligation due to Seller to the extent Purchaser has reason to believe (i) it is entitled to indemnification hereunder and (ii) the amount of the indemnity obligation is equal to or greater than the amount withheld. Upon determination of such indemnification rights, the indemnity obligation may be set-off against the obligation for which payment was withheld or any other obligation of Purchaser to Seller.

          Section 12.5 Knowledge of Breach (a) In the event any party to whom a representation or warranty is made (the "Warranty Receiving Party") pursuant to Article V or VI hereof has actual knowledge on the Closing Date that the representation or warranty is materially inaccurate or incomplete, the Warranty Receiving Party shall not be entitled to Indemnifiable Damages caused by such breached representation or warranty, unless the party making such breached representation or warranty had actual knowledge at the time the representation or warranty was made of the inaccuracy or incompleteness of the representation or warranty. Notwithstanding that the Warranty Receiving Party is not entitled to Indemnifiable Damages, the representation or warranty in question will be deemed to have been breached for all purposes of this Agreement other than the collection of Indemnifiable Damages, including the determination whether conditions to closing by the Warranty Receiving Party contained in Article IV hereof have been satisfied.

     (b) The failure of any party to comply with any covenant or agreement of such party pursuant to this Agreement shall entitle the other party (the "Covenant Receiving Party") to Indemnifiable Damages caused by such breach if the Covenant Receiving Party decides to close the transactions contemplated hereby nothwithstanding knowledge by the Covenant Receiving Party of the breach by the other party. Notwithstanding that Indemnifiable Damages are available if the Covenant Receiving Party decides to close the transactions contemplated hereby, the breach shall be considered in determining whether conditions to closing by the Covenant Receiving Party contained in Article IV hereof have been satisfied.

                          ARTICLE XIII
                       GENERAL PROVISIONS

          Section 13.1   Survival of Representations, Warranties
and Agreements. All representations, warranties and agreements in this Agreement shall survive the Closing for a period of two years.

          Section 13.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and effective (i) when delivered personally to the persons named below at any location or (ii) when delivered by any means (including Fax, mail or expedited delivery service, such as Federal Express) to the locations provided below, addressed as follows:


     (a)  If to Purchaser to:

               EDITEK, Inc.
               1238 Anthony Rd.
               Burlington, NC 27215
               Attention:  James D. Skinner

               with copies to:

               Petree Stockton, L. L. P.
               4101 Lake Boone Trail, Suite 400

               Raleigh, NC  27607
               Attention:  James F. Verdonik, Esq.

     (b)  If to Seller, to:

               Medtox Laboratories, Inc.
               402 West County Road D
               New Brighton, MN  55112
               Attention: James S. Arrington

               with a copy to:


               Henson & Efron, P.A.
               1200 Title Insurance Building
               400 Second Avenue South
               Minneapolis, MN  55401
               Attention:  Alan C. Eidness, Esq.

     Any party hereto may change the address provided hereinabove or the person to whom notice is to be given by giving notice to the other parties in the manner hereinabove provided.


     Section 13.3 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned except that Purchaser may assign this agreement to any Affiliate of Purchaser or any subsequent purchaser of all or any substantial part of the Assets, provided such assignment shall not relieve Purchaser of any obligation of Purchaser hereunder; and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Minnesota (without giving effect to the provisions thereof relating to conflicts of law). The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     Section 13.4 Dispute Resolution. Any controversy or claim between Seller and Purchaser arising out of or in connection with this Agreement, other than a matter under one of the two escrow agreements which shall be arbitrated as provided in such agreements, shall be settled in binding arbitration in Chicago, Illinois or at another location acceptable to both Seller and Purchaser. Seller or Purchaser may initiate arbitration by sending notice of such initiation to the other party and to the American Arbitration Association ("AAA"). Such arbitration shall be conducted before a panel of three arbitrators (one appointed by Seller, one appointed by Purchaser, and one appointed by the other two so appointed all of which appointments shall be made within twenty (20) days after arbitration is instituted) in accordance with the then-current commercial arbitration rules of the AAA. The arbitrators shall make their determination within forty-five (45) days after their appointment and the determination of the arbitrator(s) shall be final, binding and nonappealable. No party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction, including, without limitation, temporary restraining orders and preliminary injunctions, nor shall the pursuit of such provisional relief constitute a waiver of such party's right to arbitrate a dispute arising under this Agreement, unless such waiver is expressed in writing and signed by such party. The losing party shall bear all costs of the arbitration.

     Section 13.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Facsimile signatures shall be binding on all parties upon delivery thereof.

     Section 13.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under this Agreement.

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Seller and Purchaser have caused this
Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                         PURCHASER:


                         EDITEK, INC.

                         By:_________________________________
                         Title:______________________________
ATTEST:

[SEAL]


_______________________
          Secretary


                         MEDTOX LABORATORIES, INC.


                         By:_________________________________
                         Title:______________________________
ATTEST:

[SEAL]


_________________________
          Secretary

                                    EXHIBIT A

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT ("Agreement") is made by and among MedTox Laboratories, a Minnesota corporation ("Seller"), EDITEK, Inc., a Delaware corporation ("Purchaser"), and Henson & Efron, P.A., a Minnesota professional association (the "Escrow Agent").

         WHEREAS, Seller and Purchaser have executed and delivered an Asset Purchase Agreement, dated effective as of July 1, 1995 (the "Asset Purchase Agreement"), pursuant to which Purchaser is to purchase all the assets of Seller; and

         WHEREAS, Seller desires to have Purchaser deposit with the Escrow Agent the amount of Five Hundred Thousand Dollars ($500,000) Dollars to demonstrate the good faith of Purchaser (the "Escrowed Funds") for the Escrow Agent to hold and deliver in accordance with the provisions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Deposits. Immediately upon execution and delivery of the Asset Purchase Agreement, Purchaser shall deliver the Escrowed Funds to the Escrow Agent to hold and deliver in accordance with the provisions of this Agreement.

         2. Escrow Agent. The Escrow Agent agrees to accept the Escrowed Funds from Purchaser and to hold and deliver the Escrowed Funds in accordance with the provisions of this Agreement. The Escrow Agent shall issue to Purchaser a receipt for the Escrowed Funds and shall deliver to Seller a written notice that the Escrowed Funds have been received by the Escrow Agent. The Escrow Agent may require any person to whom the Escrowed Funds are delivered to execute a receipt therefor as a condition to delivery. The Escrow Agent is, and shall be considered, an independent contractor, and not an agent of Seller or Purchaser.

         3. Investment. The Escrow Agent shall hold the Escrowed Funds in a trust account, which may be interest bearing or noninterest bearing in the sole discretion of the Escrow Agent. In the event the Escrow Agent is delivered a written notice executed by Seller and Purchaser, which specifies an investment of the Escrowed Funds, the Escrow Agent shall invest the Escrowed Funds in the investment specified in such written notice. The Escrow Agent shall implement any order to sell or otherwise change the investment contained in any written notice executed by Seller and Purchaser. If the investment expires prior to the Escrow Agent delivering the Escrowed Funds, the Escrow Agent shall renew the investment in the same type of investment, unless the Escrow Agent receives written notice executed by Seller and Purchaser instructing the Escrow Agent to not renew such investment, in which case the Escrow Agent shall implement such instructions. The Escrow Agent shall have no liability whatsoever for any losses associated with investment of the Escrowed Funds or delays in implementing investment instructions. Any interest, gains or other income derived from investment of the Escrowed Funds shall constitute Escrowed Funds to be held and delivered by the Escrow Agent in accordance with the provisions of this Agreement. The Escrow Agent shall pay any expenses associated with investments from the Escrowed Funds.

         4. Notices. The Escrow Agent shall be protected in acting upon any written notice request, waiver, consent, receipt or other paper or document furnished to it in accordance with the terms of this Agreement, not only in assuming its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine and what it purports to be.

         5. Additional Duties or Liabilities. In no event shall the Escrow Agent be liable for any act or failure to act under the provisions of this Agreement, except where its acts are the result of its gross negligence or malfeasance. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received in writing by it, and, if its duties or liabilities herein are affected, unless it shall have given its prior written consent thereto.

         6. Indemnity. The parties to this Agreement hereby jointly and severally indemnify the Escrow Agent against any loss, liability, or damage (other than any caused by the gross negligence or malfeasance of the Escrow Agent), including reasonable costs of litigation and counsel fees, arising from or in connection with the performance of its duties under this Agreement.

         7. Conditions to Release of Escrowed Funds. Seller and Purchaser hereby agree that the Escrowed Funds shall be owned, held and delivered as provided below:

(a) The Escrowed Funds shall be owned by Purchaser until such time as it is determined pursuant to the terms of this Section 7 or Section 8 that the Escrowed Funds are owned by Seller.

(b) If the transactions contemplated by the Asset Purchase Agreement close, Five Hundred Thousand Dollars ($500,000) (or such lesser amount if investment losses and expenses have reduced the Escrowed Funds or such greater amount if interest or other income has been earned), shall be delivered by the Escrow Agent to Seller at the closing of the transactions contemplated by the Asset Purchase Agreement as a credit against the purchase price payable by Purchaser in connection with the Asset Purchase Agreement.

(c) Purchaser shall have the right to have the Escrowed Funds delivered to Purchaser, or to any designee of Purchaser, and all claims of Seller to the Escrowed Funds
                                                         2
         shall terminate, upon the earlier to occur of (i) failure of Seller to satisfy all conditions to Purchaser's obligation to close set forth in Sections 4.1, 4.2 and 4.4 of the Asset Purchase Agreement on or before the Purchaser Termination Date (as defined in Section 10.1(c) of the Asset Purchase Agreement) or (ii) Purchaser's or Seller's determination not to close the asset purchase contemplated by the Asset Purchase Agreement, except under the circumstances described in Section 7(d) hereof.

(d) Seller shall have the right to have the Escrowed Funds delivered to Seller, or a designee of Seller, and all claims of Purchaser to the Escrowed Funds shall terminate, if all the following conditions are satisfied (i) all conditions to Purchaser closing set forth in Sections 4.1, 4.2 and 4.4 of the Asset Purchase Agreement, have been satisfied on or before the Purchaser Termination Date (as defined in Section 10.1(c) of the Asset Purchase Agreement), (ii) following satisfaction of such conditions, Purchaser shall fail to notify Seller on or before the Seller Termination Date (as defined in Section 10.1(b) of the Asset Purchase Agreement that Purchaser is ready, willing and able to close,
         (iii)  Seller  terminates  the Asset  Purchase  Agreement  pursuant  to
         Section 10.1(b) of the Asset Purchase Agreement before Purchaser notifies Seller that Purchaser is ready, willing and able to close,
         (iv) Purchaser's failure to notify Seller as to its ability to close was caused solely by the failure of the Purchaser to raise an amount equal to the purchase price pursuant to the Asset Purchase Agreement from sales of securities or loans and (v) Purchaser's failure to raise such amount of funds was not caused, in whole or in part, directly or indirectly, by Seller or any Affiliate of Seller other than by (x) any action of Seller taken after the date of this Agreement in the ordinary course of its business as previously disclosed to Seller, if such act would not breach the Asset Purchase Agreement, (y) any aspect of Seller's financial condition or results of operations, if the same has been disclosed to Purchaser by Seller in the Asset Purchase Agreement or in the due diligence review of Seller by Purchaser conducted prior to the date of the Asset Purchase Agreement and (z) any nonmaterial change in the financial condition or results of operations of Seller, if such nonmaterial change was caused by any action of Seller (A) that is taken after the date of this Agreement in the ordinary course of business as previously disclosed to Purchaser and (B) that would not breach the Asset Purchase Agreement. Notwithstanding clause (iv) of the preceding sentence, if Purchaser raises $24,000,000 (the amount equal to the purchase price pursuant to the Asset Purchase Agreement) and fails to raise $30,000,000, which is a condition to Purchaser closing pursuant to Section 4.4 (h) of the Asset Purchase Agreement, and if Purchaser shall fail to waive such Section 4.4 (h) of the Asset Purchase Agreement prior to the Seller terminating the Asset Purchase Agreement pursuant to Section 10.1 (b) thereof, Purchaser shall be deemed not to have raised the $24,000,000 for purposes of clause (iv) of the preceding sentence.
                                                    3

(e) Purchaser shall have the right to have the Escrowed Funds delivered to Purchaser, or a designee of Purchaser, and all claims of Seller to the Escrowed Funds shall terminate, upon Purchaser's or Seller's determination not to close the asset purchase contemplated by the Asset Purchase Agreement except under the circumstances described in Section 7 (d) hereof.

(f) Upon determination by Purchaser that Purchaser or Seller is entitled to delivery of the Escrowed Funds as provided above in this Section 7, Purchaser may instruct the Escrow Agent in writing either (i) to deliver all or part of the Escrowed Funds to Seller, in which case the Escrow Agent shall deliver the specified Escrowed Funds to Seller as soon as practicable after receipt of such notice from Purchaser or (ii) to deliver all or part of the Escrowed Funds to Purchaser, in which case the Escrow Agent shall afford Seller the opportunity to object to such delivery as follows. As soon as practical after receipt of the written instructions from Purchaser, the Escrow Agent shall provide a copy of such written instructions to Seller. Unless within fifteen (15) days following the date the Escrow Agent sends to Seller a copy of the instructions of Purchaser, the Escrow Agent receives from Seller a written notice executed by Seller objecting to delivery of the Escrowed Funds to Purchaser, the Escrow Agent shall deliver to Purchaser the Escrowed Funds specified in Purchaser's notice, and all claims of Seller to such specified Escrowed Funds shall terminate notwithstanding the underlying reasons for the failure to close the asset purchase contemplated by the Asset Purchase Agreement. Seller's rights to the Escrowed Funds shall survive delivery of such funds to the Purchaser.

(g) Upon determination by Seller that Seller or Purchaser is entitled to delivery of the Escrowed Funds as provided in this Section 7, Seller may instruct the Escrow Agent in writing either (i) to deliver all or part of the Escrowed Funds to Purchaser, in which case the Escrow Agent shall deliver the specified Escrowed Funds to Purchaser as soon as practicable after receipt of such instructions from Seller, or (ii) to deliver all or part of the Escrowed Funds to Seller, in which case the Escrow Agent shall afford Purchaser the opportunity to object to such delivery as follows. As soon as practical after receipt of written instructions from Seller, the Escrow Agent shall provide a copy of such written instructions to Purchaser. Unless within fifteen (15) days following the date the Escrow Agent sends to Purchaser a copy of the instructions of Seller, the Escrow Agent receives a written notice executed by Purchaser objecting to delivery of the Escrowed Funds to Seller, the Escrow Agent shall deliver to Seller the Escrowed Funds specified in Seller's notice, and any balance owed to Purchaser and all claims of Purchaser to such specified Escrowed Funds shall terminate notwithstanding the underlying reasons for the failure to close the asset purchase contemplated by the Asset Purchase Agreement.

(h) Seller and Purchaser hereby agree not to make any claim for the Escrowed Funds, and not to dispute any claim for the Escrowed Funds made by the other party, except in good faith and for reasonable cause.

(i) In performing its duties as escrow agent hereunder to hold or deliver the Escrowed Funds, the Escrow Agent shall follow the provisions set forth above and shall not allow any independent judgment it may form about the validity of any claims of either Seller or Purchaser to the Escrowed Funds to affect its performance hereunder, notwithstanding any independent knowledge the Escrow Agent may have of the validity or invalidity of such claims.

         8. Dispute Resolution. Any controversy or claim between Seller and the Escrow Agent or Purchaser and the Escrow Agent (but not any dispute between Purchaser and Seller, which shall be arbitrated pursuant to the Asset Purchase Agreement) arising out of or in connection with this Agreement shall be settled in binding arbitration in the City of Minneapolis, Minnesota. Any of Seller, Purchaser or the Escrow Agent may initiate arbitration by sending notice of such initiation to the other parties hereto and to the American Arbitration Association ("AAA"). Such arbitration shall be conducted before a panel of three arbitrators (one appointed by Seller, one appointed by Purchaser, and one appointed by the other two so appointed, all of which appointments shall be made within twenty (20) days after arbitration is instituted) in accordance with the then-current commercial arbitration rules of the AAA. The arbitrators shall make their decision within forty-five (45) days after their appointment and the determination of the arbitrator(s) shall be final, binding and nonappealable. No party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction, including, without limitation, temporary restraining orders and preliminary injunctions, nor shall the pursuit of such provisional relief constitute a waiver of such party's right to arbitrate a dispute arising under this Agreement, unless such waiver is expressed in writing and signed by such party. The Escrow Agent, upon receipt of any order of any court or arbitrator shall hold or deliver the Escrowed Funds in accordance with such order. The Escrow Agent shall not question the jurisdiction or authority of the court or arbitrator or whether the order is appealable. The losing party, if other than the Escrow Agent, shall bear all costs of the arbitration.

         9. Payment of Fees. The Escrow Agent shall be entitled to reimbursement of expenses, plus a fee at its normal hourly rates, for performance of its duties hereunder. Fees and expenses shall be paid 50% by Seller and 50% by Purchaser, provided that any fees or expenses of the Escrow Agent associated with the preparation or negotiation of this Agreement, or any amendment or modification for this Agreement shall be the exclusive responsibility of Seller. The Escrow Agent shall not be entitled to deduct expenses or fees from the Escrowed Funds (except as provided above with respect to expenses incurred in connection with investing the Escrowed Funds), nor shall the Escrow Agent be entitled to delay delivery of the Escrowed Funds on account of any party's failure to pay its fees or expenses.

         10. Termination. This Agreement shall terminate upon delivery of the Escrowed Funds pursuant to Section 7 hereof or pursuant to an order entered by the arbitrator(s) pursuant to Section 8.

         11. Resignation or Removal of the Escrow Agent. The Escrow Agent may at any time resign, which resignation shall be effective on the thirtieth (30th) day following the effective date of written notice of resignation sent to Seller and Purchaser. Upon such resignation, the Escrow Agent shall deliver the Escrowed Funds to a substitute Escrow Agent designated in a written
                                                         5
notice executed by both Seller and Purchaser. If Seller and Purchaser fail to provide written notice of the same substitute Escrow Agent prior to effectiveness of resignation, the Escrow Agent shall deliver the Escrowed Funds to a substitute Escrow Agent of its own choice and shall notify Seller and Purchaser of same. The Escrow Agent may be removed at any time upon written notice executed by both Seller and Purchaser, whereupon the Escrow Agent shall deliver the Escrowed Funds in accordance with the instructions set forth in such notice. Upon delivery of the Escrowed Funds, the duties of the Escrow Agent hereunder shall immediately terminate.

         12.      Miscellaneous.

                  12.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises, and representations concerning the subject matter hereof and the terms applicable thereto other than those expressly set forth herein.

                  12.2 Amendments. This Agreement may not be modified, amended, altered, or supplemented except by a written instrument executed and delivered by all of the parties hereto.

                  12.3 Assignments: Binding Effect. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

                  12.4 Severability. If any term or other provision of this Agreement is invalid, illegal, or unenforceable by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner which is materially adverse to any party. Upon determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties.

                  12.5 Notice. Unless otherwise expressly provided herein, all notices and other communications to be given or made pursuant to this Agreement shall be in writing and if sent by the Escrow Agent shall be deemed to have been received, effective (i) on the third day following deposit in the United States Mail, postage prepaid, certified, return receipt requested, or (ii) or on the day following delivery to Federal Express, Express Mail, or other nationally recognized expedited mail or package service, next day delivery, delivery prepaid, addressed to the parties as follows:

If to Seller:                       Medtox Laboratories, Inc.
                                    402 West County Road D
                                    New Brighton, MN  55112
                                    Attn:  James S. Arrington

With a copy to:                     Henson & Efron, P.A.
                                    1200 Title Insurance Building
                                    400 Second Avenue South
                                    Minneapolis, MN  55401
                                    Attn:  Alan C. Eidsness, Esq.

If to Purchaser:                    EDITEK, Inc.
                                    1238 Anthony Road
                                    Burlington, NC  27215
                                    Attn:  James D. Skinner

With a copy to:                     Petree Stockton, L.L.P.
                                    4101 Lake Boone Trail
                                    Suite 400
                                    Raleigh, NC  27607
                                    Attn: James F. Verdonik, Esq.

If to Escrow Agent:                 Henson & Efron, P.A.
                                    1200 Title Insurance Building
                                    400 Second Avenue South
                                    Minneapolis, MN  55401
                                    Attn:  Alan C. Eidsness, Esq.

                  Any notice sent by a party to the Escrow Agent shall be deemed to have been received by the Escrow Agent when it is actually received by the Escrow Agent at the address indicated above. Any notice sent by Seller or Purchaser to the other shall be subject to the notice provisions of the Asset Purchase Agreement.

                  Any party hereto may change the address provided hereinabove or the person to whose attention the notice is to be given by giving notice to the other parties in the manner hereinabove provided.

                  12.6 Headings. The headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

                  12.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive law of the State of Minnesota without giving effect to the principles of conflicts of law thereof.

                  12.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.
                                                         7

                  12.9 Waivers. The failure of any party hereto to insist, in any one or more instances, upon the performance of any term, covenant, or condition of this Agreement, or to exercise any rights hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant, or condition, or the future exercise of such right, but the obligations of the non-performing party with respect to such future performance shall continue in full force and effect.

                  12.10 Further Assurances. The parties hereto will execute and deliver all such further documents and instruments, and take all further actions as may be necessary to consummate the transactions contemplated hereby.

                  12.11  Escrow  Agent  Representation  of Seller;  Conflict  of
Interest. The parties hereby acknowledge that the Escrow Agent regularly represents Seller as legal counsel and has acted as legal counsel for Seller in connection with the negotiation of the Asset Purchase Agreement and this Agreement. Purchaser agrees that it will not raise any objection to any future representation of Seller by the Escrow Agent on account of the Escrow Agent acting as escrow agent pursuant to the Agreement, including, without limitation, in connection with any dispute arising out of, or in connection with, the Asset Purchase Agreement or this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this ___ day of June, 1995.


[CORPORATE SEAL]                      MEDTOX LABORATORIES, INC.


ATTEST:                               By:______________________________
                                         Name:_________________________
                                         Title:__________________________
By:_________________________
   ______________, Secretary

[CORPORATE SEAL]                      EDITEK, INC.

ATTEST:                               By:______________________________
                                         Name:_________________________
                                         Title:________________________
By:_________________________
   ______________, Secretary

                                      ESCROW AGENT:
                                      HENSON & EFRON, P.A.

                                      By:______________________________
                                         Name:_________________________
                                         Title:________________________

                                 EXHIBIT B

                             ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Agreement") is made by and among MedTox Laboratories, a Minnesota corporation ("Seller"), EDITEK, Inc., a Delaware corporation ("Purchaser"), and Petree Stockton, L. L. P., a North Carolina Limited Liability Partnership (the "Escrow Agent").

     WHEREAS, Seller and Purchaser have executed and delivered an Asset Purchase Agreement dated effective as of July 1, 1995 (the "Asset
Purchase Agreement"), pursuant to which Purchaser is to purchase all the assets of Seller; and

     WHEREAS, Article XII of the Asset Purchase Agreement provides for Seller to indemnify Purchaser for Indemnifiable Damages (as defined in the Asset Purchase Agreement); and

     WHEREAS, the Asset Purchase Agreement provides for Five Hundred Thousand ($500,000) of the Purchase Price to be delivered into escrow by Purchaser at the Closing to be held and delivered pursuant to this Agreement (the "Escrowed Funds") for the Escrow Agent to provide a ready source of payment to Purchaser should there be any Indemnifiable Damages.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.    Deposits.  At the Closing Purchaser shall deliver the
Escrowed Funds to the Escrow Agent to hold and deliver in accordance with the provisions of this Agreement.

     2. Escrow Agent. The Escrow Agent agrees to accept the Escrowed Funds from Purchaser and to hold and deliver the Escrowed Funds in accordance with the provisions of this Agreement. The Escrow Agent shall issue to Purchaser a receipt for the Escrowed Funds and shall deliver to Seller a written notice that the Escrowed Funds have been received by the Escrow Agent. The Escrow Agent may require any person to whom the Escrowed Funds are delivered to execute a receipt therefor as a condition to delivery. The Escrow Agent is, and shall be considered, an independent contractor, and not an agent of Seller or Purchaser.

     3. Investment. The Escrow Agent shall hold the Escrowed Funds in a trust account, which may be interest bearing or noninterest bearing in the sole discretion of the Escrow Agent. In the event the Escrow Agent is delivered a written notice executed by Seller and Purchaser, which specifies an investment of the Escrowed Funds, the Escrow Agent shall invest the Escrowed Funds in the investment specified in such written notice. The Escrow Agent shall implement any order to sell or otherwise change the investment contained in any written notice executed by Seller and Purchaser. If the investment expires prior to the Escrow Agent delivering the Escrowed Funds, the Escrow Agent shall renew the investment in the same type of investment, unless the Escrow Agent receives written notice executed by Seller and Purchaser instructing the Escrow Agent to not renew such investment, in which case the Escrow Agent shall implement such instructions. The Escrow Agent shall have no liability whatsoever for any losses associated with investment of the Escrowed Funds, or delays in implementing investment instructions. Any interest, gains or other income derived from investment of the Escrowed Funds shall constitute Escrowed Funds to be held and delivered by the Escrow Agent in accordance with the provisions of this Agreement. The Escrow Agent shall pay any expenses associated with investments from the Escrowed Funds.

     4. Notices. The Escrow Agent shall be protected in acting upon any written notice request, waiver, consent, receipt or other paper or document furnished to it in accordance with the terms of this Agreement, not only in assuming its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine and what it purports to be.

     5. Additional Duties or Liabilities. In no event shall the Escrow Agent be liable for any act or failure to act under the provisions of this Agreement, except where its acts are the result of its gross negligence or malfeasance. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received in writing by it, and, if its duties or liabilities herein are affected, unless it shall have given its prior written consent thereto.

     6. Indemnity. The parties to this Agreement hereby jointly and severally indemnify the Escrow Agent against any loss, liability, or damage (other than any caused by the gross negligence or malfeasance of the Escrow Agent), including reasonable costs of litigation and counsel fees, arising from or in connection with the performance of its duties under this Agreement.

     7.    Conditions to Release of Escrowed Funds.  Seller and
Purchaser hereby agree that the Escrowed Funds shall be owned, held and delivered as provided below:

(a) The Escrowed Funds shall be owned by Seller until such time as it is determined pursuant to the terms of this Section 7 or Section 8 that the Escrowed Funds are owned by Purchaser.

(b) In the event Purchaser has any claims for Indemnifiable Damages for which Seller may be responsible pursuant to the Asset Purchase Agreement, the following procedures shall be followed:

     (i) Purchaser shall give written notice to Seller, and shall send a copy of such notice to the Escrow Agent, which notice shall set forth a detailed description of the claimed breach and the amount of loss, damage, cost or expense which Purchaser claims to have sustained by reason thereof;

     (ii) The Escrow Agent shall pay to Purchaser the amount of such claim from the Escrowed Purchase Price upon the expiration of thirty (30) days from the date a copy of such notice is received by the Escrow Agent (the "Notice of Contest Period") if a written notice of dispute from Seller is not received by the Escrow Agent prior to expiration of the Notice of Contest Period; and

     (iii) If, prior to the expiration of the Notice of Contest Period, Seller shall notify Purchaser in writing of an intention to dispute the claim and if such dispute is not resolved by agreement of both Purchaser and Seller delivered to the Escrow Agent within 30 days after expiration of such Period (the "Resolution Period"), then any party may submit the dispute to arbitration pursuant to Section 8 hereof.

     (iv) If a written notice of dispute from Seller is received by the Escrow Agent prior to expiration of the Notice of Contest Period, the Escrow Agent shall pay Purchaser the amount (i) set forth in any written instruction executed by Seller and Purchaser and/or (ii) set forth in any arbitration award or order pursuant to Section 8 hereof.

(c) On the first anniversary of the date of this Agreement, the Escrow Agent shall pay to Seller the amount, if any, by which (i) the Escrowed Funds then held by the Escrow Agent on such date exceed
     (ii) the amount of claims against the Escrowed Funds made by Purchaser that have not been either paid from the Escrowed Funds or determined against Purchaser pursuant to Section 8 hereof.

(d) Seller and Purchaser hereby agree not to make any claim for the Escrowed Funds, and not to dispute any claim for the Escrowed Funds made by the other party, except in good faith and for reasonable cause.

(e) In performing its duties as escrow agent hereunder to hold or deliver the Escrowed Funds, the Escrow Agent shall follow the provisions set forth above and shall not allow any independent judgment it may form about the validity of any claims of either Purchaser or Seller to the Escrowed Funds under the terms of the Asset Purchase Agreement to affect its performance hereunder, notwithstanding any independent knowledge the Escrow Agent may have of the validity of such claims.

     8. Dispute Resolution. Any controversy or claim between Seller and the Escrow Agent or between Purchaser and the Escrow Agent (but not any dispute between Seller and Purchaser, which shall be arbitrated pursuant to the Asset Purchase Agreement) arising out of or in connection with this Agreement shall be settled in binding arbitration in the City of Raleigh, North Carolina. Any of Seller, Purchaser or the Escrow Agent may initiate arbitration by sending notice of such initiation to the other parties hereto and to the American Arbitration Association
("AAA"). Such arbitration shall be conducted before a panel of three arbitrators (one appointed by Seller, one appointed by Purchaser, and one appointed by the other two so appointed all of which appointments shall be made within twenty (20) days after arbitration is instituted) in accordance with the then-current commercial arbitration rules of the AAA. The arbitrators shall make their decision within forty-five (45) days after their appointment and the determination of the arbitrator(s) shall be final, binding and nonappealable. No party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction, including, without limitation, temporary restraining orders and preliminary injunctions, nor shall the pursuit of such provisional relief constitute a waiver of such party's right to arbitrate a dispute arising under this Agreement, unless such waiver is expressed in writing and signed by such party. The Escrow Agent, upon receipt of any order of any court or arbitrator shall hold or deliver the Escrowed Funds in accordance with such order. The Escrow Agent shall not question the jurisdiction or authority of the court or arbitrator or whether the order is appealable. The losing party, if other than the Escrow Agent, shall bear all costs of the arbitration.

     9. Payment of Fees. The Escrow Agent shall be entitled to reimbursement of expenses, plus a fee at its normal hourly rates, for performance of its duties hereunder. Fees and expenses shall be paid 50% by Seller and 50% by Purchaser, provided that any fees or expenses of the Escrow Agent associated with the preparation or negotiation of this Agreement, or any amendment or modification for this Agreement shall be the exclusive responsibility of Purchaser. The Escrow Agent shall not be entitled to deduct expenses or fees from the Escrowed Funds (except as provided above with respect to expenses incurred in connection with investing the Escrowed Funds), nor shall the Escrow Agent be entitled to delay delivery of the Escrowed Funds on account of any party's failure to pay its fees or expenses.

     10. Termination. This Agreement shall terminate upon delivery of the Escrowed Funds pursuant to Section 7 hereof or pursuant to an order entered by the arbitrator(s) pursuant to Section 8.

     11. Resignation or Removal of the Escrow Agent. The Escrow Agent may at any time resign, which resignation shall be effective on the thirtieth (30th) day following the effective date of written notice of resignation sent to Seller and Purchaser. Upon such resignation, the Escrow Agent shall deliver the Escrowed Funds to a substitute Escrow Agent designated in a written notice executed by both Seller and Purchaser. If Seller and Purchaser fail to provide written notice of the same substitute Escrow Agent prior to effectiveness of resignation, the Escrow Agent shall deliver the Escrowed Funds to a substitute Escrow Agent of its own choice and shall notify Seller and Purchaser of same. The Escrow Agent may be removed at any time upon written notice executed by both Seller and Purchaser, whereupon the Escrow Agent shall deliver the Escrowed Funds in accordance with the instructions set forth in such notice. Upon delivery of the Escrowed Funds, the duties of the Escrow Agent hereunder shall immediately terminate.

     12.   Miscellaneous.

           12.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises, and representations concerning the subject matter hereof and the terms applicable thereto other than those expressly set forth herein.

           12.2 Amendments. This Agreement may not be modified, amended, altered, or supplemented except by a written instrument executed and delivered by all of the parties hereto.

           12.3 Assignments: Binding Effect. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

           12.4 Severability. If any term or other provision of this Agreement is invalid, illegal, or unenforceable by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner which is materially adverse to any party. Upon determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties.

           12.5 Notice. Unless otherwise expressly provided herein, all notices and other communications to be given or made pursuant to this Agreement shall be in writing and if sent by the Escrow Agent shall be deemed to have been received, effective (i) on the third day following deposit in the United States Mail, postage prepaid, certified, return receipt requested, or (ii) or on the day following delivery to Federal Express, Express Mail, or other nationally recognized expedited mail or package service, next day delivery, delivery prepaid, addressed to the parties as follows:

If to Seller:         Medtox Laboratories, Inc.
                      402 West County Road D
                      New Brighton, MN  55112
                      Attn:  James S. Arrington

With a copy to:       Henson & Efron, P.A.
                      1200 Title Insurance Building
                      400 Second Avenue South
                      Minneapolis, MN  55401
                      Attn:  Alan C. Eidsness, Esq.


If to Purchaser:      EDITEK, Inc.
                      1238 Anthony Road
                      Burlington, NC  27215
                      Attn:  James D. Skinner

With a copy to:       Petree Stockton, L.L.P.
                      4101 Lake Boone Trail
                      Suite 400

                      Raleigh, NC  27607
                      Attn: James F. Verdonik, Esq.


If to Escrow Agent:   Henson & Efron, P.A.
                      1200 Title Insurance Building
                      400 Second Avenue South
                      Minneapolis, MN  55401
                      Attn:  Alan C. Eidsness, Esq.

     Any notice sent by a party to the Escrow Agent shall be deemed to have been received when it is actually received by the Escrow Agent at the address indicated above. Any notice sent by Seller or Purchaser to the other shall be subject to the notice provisions of the Asset
Purchase Agreement.

     Any party hereto may change the address provided hereinabove or the person to whose attention the notice is to be given by giving notice to the other parties in the manner hereinabove provided.

           12.6 Headings. The headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

           12.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive law of the State of North Carolina without giving effect to the principles of conflicts of law thereof.

           12.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

           12.9 Waivers. The failure of any party hereto to insist, in any one or more instances, upon the performance of any term, covenant, or condition of this Agreement, or to exercise any rights hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant, or condition, or the future exercise of such right, but the obligations of the non-performing party with respect to such future performance shall continue in full force and effect.

           12.10 Further Assurances. The parties hereto will execute and deliver all such further documents and instruments, and take all further actions as may be necessary to consummate the transactions contemplated hereby.

           12.11 Escrow Agent Representation of Purchaser; Conflict of Interest. The parties hereby acknowledge that the Escrow Agent regularly represents Purchaser as legal counsel and has acted as legal counsel for Purchaser in connection with the Asset Purchase Agreement and this Agreement. Seller agrees that it will not raise any objection to any future representation of

Purchaser by the Escrow Agent on account of the Escrow Agent acting as escrow agent pursuant to the Agreement, including, without limitation, in connection with any dispute arising out of, or in connection with, the Asset Purchase Agreement or this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of this ___ day of June, 1995.

[CORPORATE SEAL]                  MEDTOX LABORATORIES, INC.
ATTEST:                           By:______________________________
                                     Name:_________________________
                                     Title:__________________________
By:_________________________
   ______________, Secretary

[CORPORATE SEAL]                  EDITEK, INC.
ATTEST:                           By:______________________________
                                     Name:_________________________
                                     Title:________________________
By:_________________________
   ______________, Secretary
                                  ESCROW AGENT:

                                  PETREE STOCKTON, L. L. P.

                                  By:______________________________
                                     Name:_________________________
                                     Title:________________________

                                    EXHIBIT C


                                                ______________, 1996


MedTox Laboratories, Inc.
402 West County Road D
New Brighton, MN  55112

         Re:      Sale of Certain Assets of MedTox Laboratories, Inc.

Gentlemen:

         This opinion letter is being delivered pursuant to paragraph 4.3(b) of that certain Asset Purchase Agreement dated effective July 1, 1995 by and between MedTox Laboratories, Inc., a Minnesota corporation ("Seller"), and EDITEK, Inc., a Delaware corporation ("Purchaser"), as amended by an Amendment Agreement dated as of December 1, 1995 (the "Purchase Agreement"), in our capacity as counsel to Purchaser in connection with the negotiation, execution and delivery of the Purchase Agreement and the closing of the transactions contemplated by the Purchase Agreement.

         Capitalized terms used in this opinion letter and not defined in it have the respective meanings given to those terms in the Purchase Agreement.

         In our capacity as such counsel, we have reviewed the Purchase Agreement (including the exhibits and schedules thereto), agreements in the form attached as Exhibits to the Purchase Agreement, as amended ("the Exhibit Agreements"), the Certificate of Incorporation (as amended), Bylaws (as amended), and minutes of meetings of the Board of Directors and stockholders of Purchaser and such other documents, records, agreements and certificates and have made such inquiries as we deemed appropriate. We have relied as to factual matters upon certificates of officers of Purchaser, but we have no reason to believe the facts stated therein are incorrect, incomplete or misleading, and upon certificates or statements or both of various governmental officials. In all examinations of such documents, we have assumed the genuineness of signatures on original documents and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, the legal competence of natural persons and that the Purchaser Delivered Documents (as defined below) are enforceable against all parties thereto (other than Purchaser). As to certificates or statements or both of public officials, we have assumed that they have been properly given and to be accurate.

         Except as set forth in the following sentence, the opinions set forth in this letter are based upon and limited to (i) the laws of the State of North Carolina, (ii) the General Corporation Law of the State of Delaware, and (iii) the federal laws of the United States of America, and we express no opinion herein concerning the laws of any other jurisdiction. The opinions set forth in numbered paragraphs 1, 2(a) and 2(b) below are also based upon and limited to the Delaware General Corporation Law.

         Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the following opinions:

                           1. Purchaser is a corporation duly incorporated, organized and entitled to conduct business under, and is validly existing and in good standing under, the laws of the State of Delaware.

                           2. With respect to the Purchase Agreement and any other agreements, instruments and documents executed and delivered by Purchaser pursuant to the Purchase Agreement (collectively, together with the Purchase Agreement, the "Purchaser Delivered Agreements"):

                                    (a)  Buyer  has  the  corporate   power  and
                  authority to execute and deliver the Purchaser Delivered Agreements and to consummate the transactions contemplated by, and otherwise to comply with and perform under, them;

                                    (b) the  execution and delivery by Purchaser
                  of the Purchaser Delivered Agreements, the consummation by Purchaser of the transactions contemplated by them and Purchaser's other compliance with or performance under them have been duly authorized by all necessary corporate action on the part of Purchaser in compliance with any governing or
                  applicable   agreements,
                  instruments or other documents (including without limitation its Certificate of Incorporation and Bylaws) and applicable law; and

                  (c) Buyer has duly executed and delivered the Buyer Delivered Agreements.

                           3. The Purchaser Delivered Agreements constitute valid and binding agreements of Purchaser that are enforceable against it in accordance with their terms.

                           4. Neither the execution and delivery by Purchaser of the Purchaser Delivered Agreements nor the consummation by Purchaser of the transactions contemplated thereby nor other compliance with or performance under them will (with the passage of time or the giving of notice or both) constitute a violation of (i) any term or provision of the Certificate of Incorporation or Bylaws of Purchaser, (ii) any permit, judgment, decree or order of any governmental authority known to us or (iii) any applicable law which in our experience is normally applicable to the transactions of the type contemplated in the Purchaser Delivered Agreements.

                           5. No consent, approval, order or authorization of, or registration, declaration of filing with, any governmental authority or other person on the part of Purchaser is required in connection with Purchaser's execution or delivery of the Purchase Agreement or the other Purchaser Delivered Agreements, or Purchaser's consummation of the transactions contemplated by them or Purchaser's other compliance with or performance under them, including the issuance of the Closing Shares and the Additional Shares, except that offers and sales of the Closing Shares and the Additional Shares may require filings with, and approvals by state securities regulators following the Closing and Purchaser is required to file a Form D with the Securities and Exchange Commission following the Closing and the performance of the Registration Rights Agreement will require filings with, and approvals by, the Securities and Exchange Commission and various state securities regulators.

                           6. Upon issuance in accordance with the provisions of the Purchase Agreement, the Closing Shares and the Additional Shares will constitute duly and validly authorized, fully-paid and nonassessable shares of Common Stock of the Purchaser

         The   foregoing   opinions  are  further   subject  to  the   following
qualifications and assumptions:

                           Our opinions as to enforceability (i) are given as if the laws of the State of North Carolina govern the Purchase Agreement, the other Purchaser Delivered Agreements (ii) may be limited by applicable bankruptcy, insolvency and other laws (including without limitation fraudulent conveyance and other laws of similar import), by equitable principles affecting creditors' rights generally, and by the discretion of the courts in granting equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or in equity and regardless of whether such limitations are derived from constitutions, statutes, judicial decisions or otherwise). In addition, no opinion is expressed herein as to the enforceability of any provision in the Registration Rights Agreement regarding indemnification, contribution or related matters set forth in Sections 6 and 7 of the Registration Rights Agreement.

         In addition, and subject to the qualifications and assumptions set forth previously in this letter, we confirm to you that to our knowledge no litigation or other proceeding against Purchaser has been instituted or threatened to restrain or prohibit any of the transactions contemplated by the Purchase Agreement.

         This opinion letter is delivered in connection with the consummation of the transactions contemplated in the Purchase Agreement, may be relied upon only by you and your counsel in connection therewith, may not be relied upon by you for any other purpose or by anyone else for any purpose, and may not be quoted, published or otherwise disseminated without our prior written consent.

                                               Very truly yours,



                                               PETREE STOCKTON, L.L.P.

                            EXHIBIT C


                      ______________, 1995


MedTox Laboratories, Inc.
402 West County Road D
New Brighton, MN  55112

     Re:  Sale of Certain Assets of MedTox Laboratories, Inc.

Gentlemen:

     This opinion letter is being delivered pursuant to paragraph 4.3(b) of that certain Asset Purchase Agreement (the "Purchase Agreement") dated effective July 1, 1995 by and between MedTox Laboratories, Inc., a Minnesota corporation ("Seller"), and EDITEK, Inc., a Delaware corporation ("Purchaser"), in our capacity as counsel to Purchaser in connection with the negotiation, execution and delivery of the Purchase Agreement and the closing of the transactions contemplated by the Purchase Agreement.

     Capitalized terms used in this opinion letter and not defined in it have the respective meanings given to those terms in the Purchase Agreement.

     In our capacity as such counsel, we have reviewed the Purchase Agreement (including the exhibits and schedules thereto), agreements in the form attached as Exhibits to the Purchase Agreement ("the Exhibit Agreements") the Certificate of Incorporation (as amended), Bylaws (as amended), and minutes of meetings of the Board of Directors and stockholders of Purchaser and such other documents, records, agreements and certificates and have made such inquiries as we deemed appropriate. We have relied as to factual matters upon certificates of officers of Purchaser, but we have no reason to believe the facts stated therein are incorrect, incomplete or misleading, and upon certificates or statements or both of various governmental officials. In all examinations of such documents, we have assumed the genuineness of signatures on original documents and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, the legal competence of natural persons and that the Purchaser Delivered Documents (as defined below) are enforceable against all parties thereto (other than Purchaser). As to certificates or statements or both of public officials, we have assumed that they have been properly given and to be accurate.

     Except as set forth in the following sentence, the opinions set forth in this letter are based upon and limited to (i) the laws of the State of North Carolina, (ii) the General Corporation Law of the State of Delaware, and (iii) the federal laws of the United States of America, and we express no opinion herein concerning the

MedTox Laboratories, Inc.
                 , 1995
Page 2


laws of any other jurisdiction. The opinions set forth in numbered paragraphs 1, 2(a) and 2(b) below are also based upon and limited to the Delaware General Corporation Law.

     Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the following opinions:

          1. Purchaser is a corporation duly incorporated, organized and entitled to conduct business under, and is validly existing and in good standing under, the laws of the State of Delaware.

          2. With respect to the Purchase Agreement and any other agreements, instruments and documents executed and delivered by Purchaser pursuant to the Purchase Agreement (collectively, together with the Purchase Agreement, the "Purchaser Delivered Agreements"):

               (a) Buyer has the corporate power and authority to execute and deliver the Purchaser Delivered Agreements and to consummate the transactions contemplated by, and otherwise to comply with and perform under, them;

               (b) the execution and delivery by Purchaser of the Purchaser Delivered Agreements, the consummation by Purchaser of the transactions contemplated by them and Purchaser's other compliance with or performance under them have been duly authorized by all necessary corporate action on the part of Purchaser in compliance with any governing or applicable agreements, instruments or other documents (including without limitation its Certificate of Incorporation and Bylaws) and applicable law; and

               (c) Buyer has duly executed and delivered the Buyer Delivered Agreements.

          3. The Purchaser Delivered Agreements constitute valid and binding agreements of Purchaser that are enforceable against it in accordance with their terms.

          4. Neither the execution and delivery by Purchaser of the Purchaser Delivered Agreements nor the consummation by Purchaser of the transactions contemplated thereby nor other compliance with or performance under them will (with the passage of time or the giving of notice or both) constitute a violation of (i) any term or provision of the Certificate of Incorporation or Bylaws of Purchaser, (ii) any permit, judgment, decree or order of any governmental authority known to us or (iii) any applicable law which in our experience is

MedTox Laboratories, Inc.
                 , 1995
Page 3


     normally applicable to the transactions of the type contemplated in the Purchaser Delivered Agreements.

          5. No consent, approval, order or authorization of, or registration, declaration of filing with, any governmental authority or other person on the part of Purchaser is required in connection with Buyer's execution or delivery of the Purchase Agreement or the other Purchaser Delivered Agreements, or Purchaser's consummation of the transactions contemplated by them or Purchaser's other compliance with or performance under them.

     The foregoing opinions are further subject to the following qualifications and assumptions:

               Our opinions as to enforceability (i) are given as if the laws of the State of North Carolina govern the Purchase Agreement, the other Purchaser Delivered Agreements (ii) may be limited by applicable bankruptcy, insolvency and other laws (including without limitation fraudulent conveyance and other laws of similar import), by equitable principles affecting creditors' rights generally, and by the discretion of the courts in granting equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or in equity and regardless of whether such limitations are derived from constitutions, statutes, judicial decisions or otherwise).

     In addition, and subject to the qualifications and assumptions set forth previously in this letter, we confirm to you that to our knowledge no litigation or other proceeding against Purchaser has been instituted or threatened to restrain or prohibit any of the transactions contemplated by the Purchase Agreement.

     This opinion letter is delivered in connection with the consummation of the transactions contemplated in the Purchase Agreement, may be relied upon only by you and your counsel in connection therewith, may not be relied upon by you for any other purpose or by anyone else for any purpose, and may not be quoted, published or otherwise disseminated without our prior written consent.

                                   Very truly yours,



                                   PETREE STOCKTON, L.L.P.

                          EXHIBIT D



                          _______, 1996








EDITEK, Inc.
1238 Anthony Road
Burlington, NC  27215

     Re:  Sale of Certain Assets of MedTox Laboratories

Gentlemen:

     This opinion letter is being delivered pursuant to paragraph 4.4(b) of that certain Asset Purchase Agreement dated effective July 1, 1995 by and between MedTox Laboratories, a Minnesota corporation ("Seller"), and EDITEK, Inc., a Delaware corporation ("Purchaser"), as amended by an Amendment Agreement dated as of December 1, 1995 (the "Purchase Agreement"), in our capacity as counsel to Seller in connection with the negotiation, execution and delivery of the Purchase Agreement and the closing of the transactions contemplated by the Purchase Agreement.

     Capitalized terms used in this opinion letter and not defined in it have the respective meanings given to those terms in the Purchase Agreement.

     In our capacity as such counsel, we have reviewed the Purchase Agreement, as amended (including the exhibits and schedules thereto), the Articles of Incorporation (as amended), Bylaws (as amended), and minutes books of Seller and such other documents, records, agreements and certificates and have made such inquiries as we deemed appropriate. We have relied as to factual matters upon a certificate of an officer of Seller, but we have no reason to believe the facts stated therein are incorrect, incomplete or misleading, and upon certificates or statements or both of various governmental officials. In all examinations of such documents, we have assumed the genuineness of signatures on original documents and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, the legal competence of natural persons and that the Seller Delivered Agreements (as defined below) are enforceable against all parties thereto (other than Seller). As to certificates or statements or both of public

EDITEK, Inc.
           , 1996
Page 2

officials, we have assumed that they have been properly given and to be accurate.

     Except as set forth in the following sentence, the opinions set forth in this letter are based upon and limited to (i) the laws of the State of Minnesota and (ii) the federal laws of the United States of America, and we express no opinion herein concerning the laws of any other jurisdiction.

     Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the following opinions:

          1. Seller and The Forensic Resource Group, Inc. ("Subsidiary") are corporations duly incorporated, organized and entitled to conduct business under, and are validly existing and in good standing under the laws of the State of Minnesota.

          2. Seller and Subsidiary have all requisite corporate power and authority to own, operate and lease their properties and to carry on their businesses as conducted on the date hereof. Seller is qualified or licensed to do business in the States of Illinois, California, New Jersey and Connecticut.

          3. With respect to the Purchase Agreement and any other agreements, instruments and documents executed and delivered by Seller, pursuant to the Purchase Agreement
(collectively, together with the Purchase Agreement, the "Seller
Delivered Agreements"):

               (a) Seller has the corporate power and authority to execute and deliver the Seller Delivered Agreements to which it is a party and to consummate the transactions contemplated by, and otherwise to comply with and perform under, them;

               (b) The execution and delivery by Seller of the Seller Delivered Agreements, the consummation by Seller of the transactions contemplated by them and Seller's other compliance with or performance under them have been duly authorized by all necessary corporate action on the part of Seller in compliance with any governing or applicable agreements, instruments or other documents (including without limitation its Articles of Incorporation and Bylaws) and applicable law, and no other corporate action or proceeding on the part of Seller or any of its shareholders, directors or officers is necessary for the execution, delivery and performance of the Seller Delivered

EDITEK, Inc.
           , 1996
Page 3

Agreements by Seller and the consummation of the transactions contemplated hereby.

               (c) Seller has duly executed and delivered the Seller Delivered Agreements; and

               (d) the transfer instruments included in the Seller Delivered Agreements effectively convey to Purchaser all of Seller's right, title and interest to and in the Assets.

          4. The Seller Delivered Agreements (including without limitation the transfer instruments delivered by Seller with respect to the Assets) constitute valid and binding obligations of Seller enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles and by discretion of the courts in granting equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law). In addition, no opinion is expressed herein as to the enforceability of any provision in the Registration Rights Agreement regarding indemnification, contribution or related matters set forth in Sections 6 and 7 of the Registration Rights Agreement.

          5. The Noncompetition Agreements have been duly executed and delivered by Harry G. McCoy and D. Gary Hemphill and constitute valid and binding obligations of each of them enforceable against them in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles and by discretion of the courts in granting equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          6. Except as set forth in the Purchase Agreement, neither the execution or delivery of the Seller Delivered Agreements nor the consummation by Seller of the transactions contemplated thereby nor other compliance with or performance under them will (with the passage of time or the giving of notice or both):

               (a)  constitute a violation of, constitute a
default or require any payment under, permit a termination of, or result in the creation or imposition of any security interest, lien or other encumbrance or adverse claim against Seller or upon

EDITEK, Inc.
           , 1996
Page 4

any of the Assets (with or without due notice or lapse of time or the happening or occurrence of any other event) under (i) any term or provision of the Articles of Incorporation (as amended) or Bylaws (as amended) of Seller, or (ii) any applicable law which in our experience is normally applicable to transactions of the type contemplated by the Purchase Agreement; or

               (b) create, or cause the acceleration of the maturity of, any indebtedness, obligation, or liability of Seller known to us.

          7. Except for any notice or filing which may be required in connection with licenses and permits which are identified by Seller in Schedule 6.16 to the Purchase Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person on the part of Seller is required in connection with Seller's execution or delivery of the Purchase Agreement or the other Seller Delivered Agreements, Seller's consummation of the transactions contemplated by them, or Seller's other compliance with or performance under them.

          8. Except as set forth in the Disclosure Schedule to the Purchase Agreement, to the best of our knowledge upon due inquiry, (i) there is no action, suit, set of related actions or suits concerning a common issue, complaint, arbitration, inquiry, proceeding or investigation pending or threatened against or involving Seller, Subsidiary or any of the Assets, before any court, arbitrator or administrative or governmental body, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Seller, Subsidiary or any of the Assets, which would, individually or in the aggregate, if adversely determined against Seller or Subsidiary, subject Seller or Subsidiary to liability in excess of $25,000 for any single event or $50,000 for all events in the aggregate, or result in a claim lien or other encumbrance on any of the Assets; and (ii) there are no actions, suits or proceedings pending or threatened against Seller, Subsidiary or any of the Assets arising out of or in any way related to the Seller Delivered Agreements, or any of the transactions contemplated thereby. We have not conducted any investigation to determine whether, and Seller has not provided us with any information that would cause us to, advise Seller that it is in violation of any applicable material law, statute, ordinance, order, rule or regulation promulgated or judgment, decree, order, concession, grant, permit, license or other governmental

EDITEK, Inc.
           , 1996
Page 5

authorization or approval, issued or entered by, any federal, state or local, court or governmental authority relating to or affecting the operation, conduct or ownership of the property or business of Seller or Subsidiary.

          9. The authorized capital stock of Seller consists of 50,000 shares of Common Stock, $1.00 par value per share, of which 29,658 shares are issued and outstanding. The authorized capital stock of Subsidiary consists of 25,000 shares of Common Stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding. To the best of our knowledge upon due inquiry, (i) there are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating Seller or Subsidiary to issue any additional shares of the capital stock of Seller or any other securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire from Seller or Subsidiary or any stock appreciation rights; (ii) no one other than the owner disclosed in the Purchase Agreement has the right to vote any shares of capital stock of Seller or Subsidiary; and (iii) neither Seller nor Subsidiary owns, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other business other than Subsidiary.

          10. We have not conducted any investigation to determine whether, and Seller has not provided us with any information that would cause us to, advise Seller that it is in violation of any provisions of ERISA or any other law, rule, or regulation applicable to Seller's Plans.

          11. Except as set forth in the Purchase Agreement, to our actual knowledge, (i) Seller has good title to all the Assets, free and clear of all liens, charges or encumbrances of any nature whatsoever; and (ii) neither Seller nor Subsidiary has granted any person or entity any license or other rights to the Seller Intellectual Property. Seller has not sought our advice with respect to any claims by any other person or entity that the business conducted by Seller and/or Subsidiary infringes the intellectual property of any other person or entity and no person or entity has asserted any such infringement claim and Seller has not otherwise advised of any such claim or of any basis for any such claim.

          12. We have not conducted any investigation to determine whether, and Seller has not provided us with any

EDITEK, Inc.
           , 1996
Page 6


information that would cause us to, advise Seller that it is in violation of any material Licenses.

          13. To our actual knowledge, there are no false statements by Seller in the Purchase Agreement or in any of the Disclosure Schedules thereto.

     This opinion letter is delivered in connection with the consummation of the transactions contemplated in the Purchase Agreement, may be relied upon only by you and your counsel in connection therewith, may not be relied upon by you for any other purpose or by anyone else for any purpose, and may not be quoted, published or otherwise disseminated without our prior written consent.

                              Very truly yours,




                              HENSON & EFRON, P.A.

                               EXHIBIT D



                             _______, 1995








EDITEK, Inc.
1238 Anthony Road
Burlington, NC  27215

     Re:  Sale of Certain Assets of MedTox Laboratories

Gentlemen:

     This opinion letter is being delivered pursuant to paragraph 4.4(b) of that certain Asset Purchase Agreement (the "Purchase Agreement") dated effective July 1, 1995 by and between MedTox Laboratories, a Minnesota corporation ("Seller"), and EDITEK, Inc., a Delaware corporation ("Purchaser"), in our capacity as counsel to Seller in connection with the negotiation, execution and delivery of the Purchase Agreement and the closing of the transactions contemplated by the Purchase Agreement.

     Capitalized terms used in this opinion letter and not defined in it have the respective meanings given to those terms in the Purchase Agreement.

     In our capacity as such counsel, we have reviewed the Purchase Agreement (including the exhibits and schedules thereto), the Articles of Incorporation (as amended), Bylaws (as amended), and minutes books of Seller and such other documents, records, agreements and certificates and have made such inquiries as we deemed appropriate. We have relied as to factual matters upon a certificate of an officer of Seller, but we have no reason to believe the facts stated therein are incorrect, incomplete or misleading, and upon certificates or statements or both of various governmental officials. In all examinations of such documents, we have assumed the genuineness of signatures on original documents and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, the legal competence of natural persons and that the Seller Delivered Agreements (as defined below) are enforceable against all parties thereto (other than Seller). As to certificates or statements or both of public officials, we have assumed that they have been properly given and to be accurate.

EDITEK, Inc.
            , 1995
Page 2

     Except as set forth in the following sentence, the opinions set forth in this letter are based upon and limited to (i) the laws of the State of Minnesota and (ii) the federal laws of the United States of America, and we express no opinion herein concerning the laws of any other jurisdiction.

     Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the following opinions:

          1. Seller and The Forensic Resource Group, Inc. ("Subsidiary") are corporations duly incorporated, organized and entitled to conduct business under, and are validly existing and in good standing under the laws of the State of Minnesota.

          2. Seller and Subsidiary have all requisite corporate power and authority to own, operate and lease their properties and to carry on their businesses as conducted on the date hereof. Seller is qualified or licensed to do business in the States of Illinois, California, New Jersey and Connecticut.

          3. With respect to the Purchase Agreement and any other agreements, instruments and documents executed and delivered by Seller, pursuant to the Purchase Agreement
(collectively, together with the Purchase Agreement, the "Seller
Delivered Agreements"):

               (a) Seller has the corporate power and authority to execute and deliver the Seller Delivered Agreements to which it is a party and to consummate the transactions contemplated by, and otherwise to comply with and perform under, them;

               (b) The execution and delivery by Seller of the Seller Delivered Agreements, the consummation by Seller of the transactions contemplated by them and Seller's other compliance with or performance under them have been duly authorized by all necessary corporate action on the part of Seller in compliance with any governing or applicable agreements, instruments or other documents (including without limitation its Articles of Incorporation and Bylaws) and applicable law, and no other corporate action or proceeding on the part of Seller or any of its shareholders, directors or officers is necessary for the execution, delivery and performance of the Seller Delivered Agreements by Seller and the consummation of the transactions contemplated hereby.

EDITEK, Inc.
            , 1995
Page 3

               (c) Seller has duly executed and delivered the Seller Delivered Agreements; and

               (d) the transfer instruments included in the Seller Delivered Agreements effectively convey to Purchaser all of Seller's right, title and interest to and in the Assets.

          4. The Seller Delivered Agreements (including without limitation the transfer instruments delivered by Seller with respect to the Assets) constitute valid and binding obligations of Seller enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles and by discretion of the courts in granting equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5. The Noncompetition Agreements have been duly executed and delivered by Harry G. McCoy and D. Gary Hemphill and constitute valid and binding obligations of each of them enforceable against them in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles and by discretion of the courts in granting equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          6. Except as set forth in the Purchase Agreement, neither the execution or delivery of the Seller Delivered Agreements nor the consummation by Seller of the transactions contemplated thereby nor other compliance with or performance under them will (with the passage of time or the giving of notice or both):

               (a)  constitute a violation of, constitute a
default or require any payment under, permit a termination of, or result in the creation or imposition of any security interest, lien or other encumbrance or adverse claim against Seller or upon any of the Assets (with or without due notice or lapse of time or the happening or occurrence of any other event) under (i) any term or provision of the Articles of Incorporation (as amended) or Bylaws (as amended) of Seller, or (ii) any applicable law which in our experience is normally applicable to transactions of the type contemplated by the Purchase Agreement; or

EDITEK, Inc.
            , 1995
Page 4

               (b) create, or cause the acceleration of the maturity of, any indebtedness, obligation, or liability of Seller known to us.

          7. Except for any notice or filing which may be required in connection with licenses and permits which are identified by Seller in Schedule 6.16 to the Purchase Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person on the part of Seller is required in connection with Seller's execution or delivery of the Purchase Agreement or the other Seller Delivered Agreements, Seller's consummation of the transactions contemplated by them, or Seller's other compliance with or performance under them.

          8. Except as set forth in the Disclosure Schedule to the Purchase Agreement, to the best of our knowledge upon due inquiry, (i) there is no action, suit, set of related actions or suits concerning a common issue, complaint, arbitration, inquiry, proceeding or investigation pending or threatened against or involving Seller, Subsidiary or any of the Assets, before any court, arbitrator or administrative or governmental body, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Seller, Subsidiary or any of the Assets, which would, individually or in the aggregate, if adversely determined against Seller or Subsidiary, subject Seller or Subsidiary to liability in excess of $25,000 for any single event or $50,000 for all events in the aggregate, or result in a claim lien or other encumbrance on any of the Assets; and (ii) there are no actions, suits or proceedings pending or threatened against Seller, Subsidiary or any of the Assets arising out of or in any way related to the Seller Delivered Agreements, or any of the transactions contemplated thereby. We have not conducted any investigation to determine whether, and Seller has not provided us with any information that would cause us to, advise Seller that it is in violation of any applicable material law, statute, ordinance, order, rule or regulation promulgated or judgment, decree, order, concession, grant, permit, license or other governmental authorization or approval, issued or entered by, any federal, state or local, court or governmental authority relating to or affecting the operation, conduct or ownership of the property or business of Seller or Subsidiary.

          9. The authorized capital stock of Seller consists of 50,000 shares of Common Stock, $1.00 par value per share, of

EDITEK, Inc.
            , 1995
Page 5

which 29,658 shares are issued and outstanding. The authorized capital stock of Subsidiary consists of 25,000 shares of Common Stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding. To the best of our knowledge upon due inquiry, (i) there are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating Seller or Subsidiary to issue any additional shares of the capital stock of Seller or any other securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire from Seller or Subsidiary or any stock appreciation rights; (ii) no one other than the owner disclosed in the Purchase Agreement has the right to vote any shares of capital stock of Seller or Subsidiary; and (iii) neither Seller nor Subsidiary owns, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other business other than Subsidiary.

          10. We have not conducted any investigation to determine whether, and Seller has not provided us with any information that would cause us to, advise Seller that it is in violation of any provisions of ERISA or any other law, rule, or regulation applicable to Seller's Plans.

          11. Except as set forth in the Purchase Agreement, to our actual knowledge, (i) Seller has good title to all the Assets, free and clear of all liens, charges or encumbrances of any nature whatsoever; and (ii) neither Seller nor Subsidiary has granted any person or entity any license or other rights to the Seller Intellectual Property. Seller has not sought our advice with respect to any claims by any other person or entity that the business conducted by Seller and/or Subsidiary infringes the intellectual property of any other person or entity and no person or entity has asserted any such infringement claim and Seller has not otherwise advised of any such claim or of any basis for any such claim.

          12. We have not conducted any investigation to determine whether, and Seller has not provided us with any information that would cause us to, advise Seller that it is in violation of any material Licenses.

          13. To our actual knowledge, there are no false statements by Seller in the Purchase Agreement or in any of the Disclosure Schedules thereto.

EDITEK, Inc.
            , 1995
Page 6

     This opinion letter is delivered in connection with the consummation of the transactions contemplated in the Purchase Agreement, may be relied upon only by you and your counsel in connection therewith, may not be relied upon by you for any other purpose or by anyone else for any purpose, and may not be quoted, published or otherwise disseminated without our prior written consent.

                              Very truly yours,




                              HENSON & EFRON, P.A.

                            EXHIBIT E

                FORM OF NONCOMPETITION AGREEMENT



     NONCOMPETITION AGREEMENT ("this Agreement") dated __________ ___, 1995 by and among EDITEK, INC., a Delaware corporation ("Purchaser") and __________________ ("Employee").

     The parties to this Agreement, in consideration of the mutual agreements set forth below in this Agreement (the mutuality, adequacy, receipt and sufficiency of which are hereby acknowledged), hereby agree as follows:

     1. Background. This Agreement is being executed and delivered contemporaneously with and as a condition to the acquisition by Purchaser of substantially all the assets of MedTox Laboratories, Inc., a Minnesota corporation ("Seller") the Company (the "Acquisition"). Seller is in the business of forensic, medical, clinical, biological and/or pharmacological toxicology (the "Business"). Employee is _______________________ of Seller. Employee understands that Purchaser will not consummate such acquisition without the assurance that Employee will not engage in the activities prohibited by this Agreement, and in order to induce the Purchaser to consummate the acquisition and other transactions contemplated by the acquisition agreement, Employee agrees to restrict his actions as provided in this Agreement. Employee acknowledges and agrees that such restrictions are reasonable in light of the business of Seller and the direct and substantial benefits of the acquisition to Employee.

     2. Territory. Employee acknowledges and agrees that Seller sells its services throughout the United States (the "Territory") and that Purchaser intends to continue and to increase its sales and operations throughout the Territory.

     3. Noncompetition Period. The Noncompetition Period commences on the date of this Agreement and shall terminate on the later of (i) the second anniversary of the closing date of the Acquisition or (ii) the first anniversary of termination of employment with Purchaser.

     4. Noncompetition. Employee agrees that during the Noncompetition Period, he will not, directly or indirectly, either:

          (a) have any interest in (whether as proprietor, officer, director or otherwise),

          (b)  enter the employment of,

          (c) act as agent, broker, or distributor for or adviser or consultant to, or

          (d) provide information useful in conducting the Business to, solicit customers or employees on behalf of or otherwise provide any substantial assistance useful in conducting the Business to any person, firm, corporation or business entity which is engaged, or which Employee reasonably knows is undertaking to become engaged, in the Territory in the Business or outside the Territory if sales are solicited from customers located inside the Territory.

     Notwithstanding the foregoing, Employee shall not be prohibited from (i) being employed by or acting as an agent, broker or distributor for or advisor or consultant to any Non-Business Affiliate of a person, division, firm, corporation, a business entity ("Parent") which ("Parent"), as one of its businesses, is or may become engaged in the Business so long as (x) Employee has no relationship or contact with any portion of Parent which is competitive with the Business, (y) Employee's activities are not described in clause (d) above and (z) the Business does not constitute more than ten (10%) of the aggregate revenues of Parent on a consolidated basis; or (ii) owning not more than 1% of the issued and outstanding securities of a publicly traded entity which may be engaged in whole or in part in the Business. A Non-Business Affiliate is a person, division, firm, corporation or business entity which does not, and is not preparing to, engage in the Business.

     5. No Interference with Purchaser Customers. Employee agrees that during the Noncompetition Period, he will not, directly or indirectly:

          (a) solicit, divert or take away, or attempt to solicit, divert or take away, the business of any Purchaser Customer; or

          (b) attempt or seek to cause any of the Purchaser Customers to refrain, in any respect, from maintaining or acquiring from or through the Purchaser any product or service of the Business sold (or offered for sale) to such Purchaser Customer by Seller or Purchaser during the twelve-month period prior to the date of this Agreement or during the Noncompetition Period.

     As used in this section, "Purchaser Customer" means any customer of Seller or Purchaser located in the Territory served or solicited by Seller or Purchaser within the twenty-four (24) month period prior to termination of employment with Purchaser.

     6. No Interference With Employees. Employee agrees that for the Noncompetition Period, he will not, directly or indirectly, request or induce any employee of Purchaser to terminate his employment with Purchaser or accept employment with another business entity engaged in the Business in the Territory or which is located outside the Territory if sales are solicited from customers located inside the Territory.

     7. Notice to Others. Employee hereby agrees that Purchaser may disclose the provisions of this Agreement to any person or entity, including without limitation one that at the time employs or is considering employing Employee.

     8. Remedies. Employee acknowledges that any violation of this Agreement may cause irreparable harm to Purchaser and that damages are not an adequate remedy. Employee therefore agrees that Purchaser shall be entitled to injunctive relief, including temporary, preliminary and permanent injunctions, by an appropriate court in the appropriate jurisdiction, enjoining, prohibiting and restraining Employee from the continuance of any such violation, in addition to any monetary damages which might occur by reason of the violation of this Agreement. The remedies provided in this Agreement are cumulative and shall not exclude any other remedies to which any party to this Agreement may be entitled under this Agreement or applicable law, and the exercise of a remedy shall not be deemed an election excluding any other remedy (any such claim by the other party to this Agreement being hereby waived).

     9. Modification. It is understood and agreed by the parties hereto that should any portion, provision or clause of the foregoing be deemed too broad to permit enforcement to its full extent, then it shall be enforced to the maximum extent permitted by law, and the Employee hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     10. Independent. The covenants and agreements set forth in this Agreement shall be deemed, and shall be construed as, separate and independent covenants and agreements, and should any part or provision of such covenants or agreements be held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity, voidness or unenforceability shall in no way render invalid, void or unenforceable any other part or provision thereof or any separate covenant not declared invalid, void or unenforceable; and this Agreement shall in that case be construed as if the void, invalid or unenforceable provisions were omitted.

     11.  Miscellaneous.

          (a) Notice. All notices under this Agreement shall be in writing and given either in person, by express overnight service (with all fees prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid, to the address of the party to this Agreement set forth below his or its signature or to such other address as a party to this Agreement may furnish to the other as provided in this sentence, and shall be deemed received on the date of personal delivery, on the first business day after sent by express overnight service or on the date of delivery or attempted delivery as indicated by the return receipt if sent by registered or certified mail; and if notice is given pursuant to the foregoing of a permitted successor or assign, then notice shall thereafter be given pursuant to the foregoing to such permitted successor or assign.

          (b) Assignment; Binding Effect. No assignment, transfer or delegation of any rights or obligations under this Agreement by a party shall be made without the prior written consent of the other parties to this Agreement (which shall not be unreasonably withheld.) This Agreement shall be binding upon the parties to this Agreement and their respective legal representatives, heirs, devisees, legatees or other successors and assigns, and shall inure to the benefit of the parties to this Agreement and their respective permitted legal representatives, heirs, devisees, legatees or other permitted successors and assigns.

          (c) Gender; Captions. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way affect the scope of this Agreement or the intent of its provisions.

          (d) Certain Definitions. The parties agree that "applicable law" means all provisions of any constitution, statute, law, rule, regulation, decision, order, decree, judgment, release, license, permit, stipulation or the official pronouncement enacted, promulgated or issued by any governmental authority or arbitrator or arbitration panel; that "governmental authority" means any legislative, executive, judicial, quasi-judicial or other public authority, agency, department, bureau, division, unit, court or other public body, person or entity; and that "including" and other words or phrases of inclusion, if any, shall not be construed as terms of limitation, so that references to "included" matters shall be regarded as non-exclusive, non- characterizing illustrations.

          (e) Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to its subject matter, supersedes all prior agreements, if any, of the parties to this Agreement with respect to its subject matter, and may not be amended except in writing signed by the party to this Agreement against whom the change is being asserted.

          (f) No Waiver. The failure of any party to this Agreement at any time or times to require the performance of any provisions of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

          (g) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Minnesota.

          (h) Counterparts. This Agreement may be executed in two or more copies, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such copies.



     DULY EXECUTED and delivered by the parties to this Agreement, under seal, on _____________, 1995.


THE EMPLOYEE:

                              __________________________________(SEAL)


                              Address:
                              __________________________________
                              __________________________________

THE PURCHASER:           EDITEK, INC.

                              By:________________________________
                              Name:______________________________
                              Title:_____________________________

                              Address:
                              __________________________________
                              __________________________________

                               EXHIBIT G

                             _______, 1995



EDITEK, Inc.
1238 Anthony Road
Burlington, NC  27215

     Re:  Sale of Certain Assets of MedTox Laboratories

Gentlemen:

     This opinion letter is being delivered pursuant to paragraph
8.2 of that certain Asset Purchase Agreement (the "Purchase Agreement") dated effective July 1, 1995 by and between MedTox Laboratories, a Minnesota corporation ("Seller"), and EDITEK, Inc., a Delaware corporation ("Purchaser"), in our capacity as counsel to Seller in connection with the negotiation, execution and delivery of the Purchase Agreement and the closing of the transactions contemplated by the Purchase Agreement.

     Capitalized terms used in this opinion letter and not defined in it have the respective meanings given to those terms in the Purchase Agreement.

     In our capacity as such counsel, we have reviewed the Purchase Agreement (including the exhibits and schedules thereto), the Articles of Incorporation (as amended), Bylaws (as amended), and minutes books of Seller and such other documents, records, agreements and certificates and have made such inquiries as we deemed appropriate. We have relied as to factual matters upon a certificate of an officer of Seller, and we have no reason to believe the facts stated therein are incorrect, incomplete or misleading. In all examinations of such documents, we have assumed the genuineness of signatures on original documents and the conformity to original documents of all copies submitted to us as certified, conformed or photographic copies, the legal competence of natural persons and that the Seller Delivered Agreements (as defined below) are enforceable against all parties thereto (other than Seller). As to certificates or statements or both of public officials, we have assumed that they have been properly given and to be accurate.

     Except as set forth in the following sentence, the opinions set forth in this letter are based upon and limited to (i) the laws of the State of Minnesota and (ii) the federal laws of the United States of America, and we express no opinion herein concerning the laws of any other jurisdiction.

            , 1995
Page 2

     Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the following opinion:

     The Purchase Agreement and any other agreements, instruments and documents to be executed and delivered by Seller, pursuant to the Purchase Agreement are hereinafter collectively referred to as the "Seller Delivered Agreements").

     The execution and delivery by Seller of the Seller Delivered Agreements, the consummation by Seller of the transactions contemplated by them and Seller's other compliance with or performance under them have been duly authorized by all necessary corporate action on the part of Seller, including approval by Seller's Board of Directors on ________, 1995 and approval by Seller's shareholders on ________, 1995.

     This opinion letter is delivered in connection with the consummation of the transactions contemplated in the Purchase Agreement, may be relied upon only by you and your counsel in connection therewith, may not be relied upon by you for any other purpose or by anyone else for any purpose, and may not be quoted, published or otherwise disseminated without our prior written consent.

                              Very truly yours,




                              HENSON & EFRON, P.A.